UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
NCR VOYIX CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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o	Fee paid previously with preliminary materials.

o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2025 Annual Meeting of
Stockholders and Proxy Statement

Date Friday, June 6, 2025 Time 9:30 a.m. Eastern Time Place Virtual Meeting via webcast at www.virtualshareholdermeeting.com /VYX2025

The Annual Meeting will be held in a virtual format only on the Internet. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com
/VYX2025. You will also be able to vote your shares electronically at the Annual Meeting. You will need the 16-digit control number found on your proxy card, the Notice, or the voting information form provided by your bank or broker to vote and ask questions during the meeting. For more information about our virtual meeting process, including how to access technical support, if necessary, please see the Questions Relating to this Proxy Statement and Virtual Annual Meeting section of this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 6, 2025
This proxy statement and NCR Voyix’s 2024 Annual Report are available at www.proxydocs.com/VYX. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement. The Company’s 2024 Annual Report is not proxy soliciting material.

Notice of Annual Meeting of Stockholders of NCR Voyix Corporation
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NCR Voyix Corporation, a Maryland corporation (“NCR Voyix” or the “Company”) will be held at 9:30 a.m. Eastern Time on Friday, June 6, 2025. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.
Purpose
The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Voyix will, voting together as a single class, with the holders of the Series A Convertible Preferred Stock voting on an as-converted basis, be asked to:

1
Consider and vote upon the election of nine individuals to the Board of Directors (the “Board of Directors”) as described in these proxy materials, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies;

2	Consider and vote on the approval, on a non-binding and advisory basis, of the compensation of the Named Executive Officers (Say on Pay), as described in these proxy materials;

3
Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4	Consider and vote upon any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Other Important Information
•Record holders of NCR Voyix common stock and Series A Convertible Preferred Stock at the close of business on March 18, 2025 may vote at the Annual Meeting.
•Your shares cannot be voted unless you virtually attend the Annual Meeting via webcast or they are represented by proxy. Whether or not you plan to virtually attend the Annual Meeting you are encouraged to read the proxy statement and authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.
Copies of these proxy materials are available at SEC Filings | NCR Voyix Corporation and www.virtualshareholdermeeting.com/VYX2025. You may also obtain these materials on the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Voyix Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007.
By order of the Board of Directors,
Kelli Sterrett
Executive Vice President, General Counsel and Secretary
April 22, 2025

April 22, 2025
Dear Fellow Stockholders,
On behalf of the Board of Directors and management team, I would like to thank you for your investment in NCR Voyix. Over the past year, NCR Voyix took significant actions to streamline its operations to focus on its core software and services offerings for restaurants and retailers, reduce its outstanding debt and strengthen its balance sheet, and align its operating costs to the simplified organization. Our priority is now executing on our financial and operational objectives to deliver value for both our customers and our stockholders.
New CEO and Executive Management Team
In February 2025, I succeeded David Wilkinson as our new President and Chief Executive Officer. We also recently refreshed our executive leadership team to guide the business going forward. We appointed Darren Wilson as Executive Vice President & President, Retail and Payments and Nick East as Chief Product Officer. Together, Darren and Nick have decades of experience both inside and outside our industry and will be instrumental in driving sustainable growth for our business.
Delivering on Our Commitments
As NCR Voyix’s newly appointed CEO, I have been traveling to meet with customers, strengthening our relationships and ensuring we are executing on product deployment and service expectations. Customer needs drive our investments in innovative proprietary software solutions, partner integrations, and our services offering. Since the spin-off of the ATM business, we have been acutely focused on developing and launching retail and restaurant technology, specifically investing in our platform, to meet the demands of our valued customers and the broader marketplace. We are also investing in our broad services offering to improve both remote and on-site support throughout the year to drive customer uptime and enhanced performance.
Similarly, I have been meeting with our employees, partners, and stockholders to understand their feedback regarding our business strategy. The combination of valuable input from all stakeholders will enable us to enhance our positioning as the leading global point-of-sale software provider and grow our customer base.
Advancing Our Strategy with Urgency, Accountability and Execution
We remain confident in our strategy to expand our customer portfolio and convert customers to the platform as we continue to drive operational efficiencies following the cost actions and debt paydown in 2024. Now with a renewed emphasis on urgency and accountability, we are better positioned to improve speed-to-market, expand market share, and execute our growth plans as a platform company. I look forward to building on our recent progress to meet the evolving needs of our valued customers and drive sustainable value for stockholders.
Sincerely,
James G. Kelly
President and Chief Executive Officer

Proxy Statement Summary
This proxy summary is intended to provide an overview of the information you can find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the Proxy Statement in its entirety for more information about these topics before voting.

Meeting Information

Time and Date	Place	Record Date

9:30 a.m. Eastern Time Friday, June 6, 2025	Virtual Meeting via webcast at www.virtualshare holdermeeting.com/VYX2025	March 18, 2025
The Annual Meeting will be held in a virtual format only on the Internet. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VYX2025. You will also be able to vote your shares electronically at the Annual Meeting. You will need the 16-digit control number found on your proxy card, the Notice, or the voting information form provided by your bank or broker to vote and ask questions during the meeting. For more information about our virtual meeting process, including how to access technical support, if necessary, please see the "Questions Relating to this Proxy Statement – Information about Our Virtual Annual Meeting" section of this proxy statement.

Proposals for Your Vote and Board Recommendations
The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote upon the following three proposals:

PROPOSAL 1	Board Recommendation FOR each nominee See page 1 for more information

Election of Directors

The election of each of James G. Kelly, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy, Laura Sen and Jeffrey Sloan as a director of the Company, with each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.

PROPOSAL 2	Board Recommendation FOR this proposal See page 25 for more information

Advisory Vote to Approve Named Executive Officer Compensation

The approval, on a non-binding and advisory basis, of the compensation of the named executive officers as disclosed in these proxy materials.

PROPOSAL 3	Board Recommendation FOR this proposal See page 69 for more information

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accounting firm for the fiscal year ending December 31, 2025.

How to Vote
Proxy Voting Methods

Internet	Telephone	Mail

www.proxyvote.com	1-800-690-6903	Sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

2025 Proxy Statement

Notice of Annual Meeting of Stockholders
Letter from the CEO
Proxy Statement Summary

Corporate Governance Matters

PROPOSAL 1: Election of Directors

The election of each of James G. Kelly, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy, Laura Sen and Jeffrey Sloan as a director of the Company, with each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.
Board Recommendation FOR each nominee

Proposal Details
The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on each of the nine director nominees up for election, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Proxies solicited by the Board and properly authorized will be exercised for the election of each of the nine nominees: James G. Kelly, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy, Laura Sen and Jeffrey Sloan unless you elect to vote against or abstain from voting with regard to any nominee. Each director nominee is currently serving as a director of the Company and each director nominee was elected by our stockholders at the 2024 annual meeting of stockholders other than Jeffrey Sloan who was appointed to the Board effective March 3, 2025. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee.
How Does the Board Recommend that I Vote on this Proposal?
The Board of Directors recommends that you vote FOR the election of each of James G. Kelly, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy, Laura Sen and Jeffrey Sloan as directors, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Properly authorized proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.
Vote Required for Approval
The affirmative vote of a majority of the total votes cast for and against each nominee by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, is required to elect each nominee. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the vote required to elect each of these director nominees.

2025 Proxy Statement	1

Corporate Governance Matters
Nominees for Election
The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director are set forth below, along with a description of the qualifications that led the Committee on Directors and Governance to conclude that he or she meets the needs of the Board and supports the advancement of the Company’s long-term strategy. The age reported for each director is as of the filing date of this proxy statement.

AGE: 63 CHIEF EXECUTIVE OFFICER DIRECTOR SINCE: 2023

JAMES G. KELLY
James G. Kelly is President and Chief Executive Officer of NCR Voyix. He served as Independent Chairman of our Board of Directors from October 2023 to May 2024 and as Executive Chair from May 2024 through February 2025. Mr. Kelly previously served as Chief Executive Officer and as a member of the board of directors of EVO Payments, Inc. (“EVO”) from May 2018 until EVO’s acquisition by Global Payments Inc. (“Global Payments”) in March 2023. Prior to EVO’s initial public offering in 2018, Mr. Kelly served as Chief Executive Officer and a member of the board of directors of EVO Payments International from 2012 to 2018.
Before joining EVO, Mr. Kelly held several leadership roles at Global Payments from 2001 to 2010, including President and Chief Operating Officer from 2006 to 2010 and Senior Executive Vice President and Chief Financial Officer from 2000 to 2005. Prior to joining Global Payments, Mr. Kelly served as a managing director of Alvarez & Marsal, a leading global professional services firm, and as a manager of Ernst & Young’s mergers and acquisitions and audit groups.
Mr. Kelly currently serves on the advisory boards of Madison Dearborn Partners and Broad Sky Partners and is a member of the board of directors of MoneyGram International Inc. and Great Gray Trust Company. He also serves on the National Commercial Fishing Safety Advisory Committee of the U.S. Department of Homeland Security. Mr. Kelly holds a bachelor’s degree from the University of Massachusetts, Amherst.
QUALIFICATIONS: Mr. Kelly’s qualifications include his extensive experience in senior leadership roles in publicly held companies including EVO and Global Payments; his significant experience in financial services and technology industries; his experience leading companies in operational, financial and strategic matters.

AGE: 49 INDEPENDENT DIRECTOR SINCE: 2019 NCR VOYIX COMMITTEES: Committee on Directors and Governance (Chair), Compensation and Human Resources Committee

CATHERINE L. BURKE
Catherine L. Burke (“Katie”) has served on our Board of Directors since September 2019. She is the Founder and Principal of Fall Creek Advisors where she serves as a counselor to a wide range of leaders, chief executive officers and investors. Ms. Burke serves as a member of the U.S. advisory board of CVC Capital Partners and is a Senior Advisor to Daniel J. Edelman Holdings, Inc. (“DJE Holdings”).
Ms. Burke previously served as Vice Chairman and Chief Corporate Strategy Officer of DJE Holdings, the parent company of consulting firms Edelman, ZENO, and Edelman Smithfield.
She joined Edelman in 2008 and has served in a variety of executive roles at the firm including Chief Corporate Strategy Officer, Global Chairman of Public Affairs, Global President of Practices and Sectors, and Executive Vice President of Public Affairs. Between 2014 and 2016, Ms. Burke served as Executive Vice President of Marketing and Communications at Nielsen Holdings plc and founded and managed a consulting firm, Katie Burke Communications, until she returned to Edelman in 2017. Ms. Burke previously served on the board of directors of Black Knight, Inc. through the successful acquisition of the company by Intercontinental Exchange, Inc in September 2023.
QUALIFICATIONS: Mrs. Burke’s qualifications include her extensive experience and senior leadership roles in corporate strategy and operations; her domestic and international experience in government affairs, public affairs and corporate affairs; her financial literacy; her public company board experience; and her independence.

2	2025 Proxy Statement

Corporate Governance Matters

AGE: 66 INDEPENDENT DIRECTOR SINCE: 2023 NCR VOYIX COMMITTEES: Audit Committee (Chair), Compensation and Human Resources Committee

JANET HAUGEN
Janet Haugen joined our Board of Directors in October 2023. Ms. Haugen is the former Senior Vice President and Chief Financial Officer of Unisys Corporation (“Unisys”), a global information technology company, a role which she held from April 2000 to November 2016. She also held positions as Vice President, Controller and Interim Chief Financial Officer of Unisys between April 1996 and April 2000. Prior to joining Unisys, she held positions at Ernst & Young from 1980 to 1996, including as an audit partner from 1993 to 1996.
Ms. Haugen has served on the board of directors of Juniper Networks, Inc., a provider of high-performance networking and cybersecurity solutions, since May 2019 and as chair of the audit committee since February 2020. Ms. Haugen has served as a director and member of the audit committee of Bentley Systems, Incorporated., a software development company, since September 2020, and as lead independent director since December 2021 and as chair of the sustainability committee since March 2021. She is also a member of the board of directors and audit committee chair of Central Square Technologies.
From 2018 to 2021, she served on the board of directors, as audit committee chair and as a member of the compensation committee, of Paycom Software, Inc., a provider of comprehensive, cloud-based human capital management software. She also served on the board of directors and was chair of the audit committee of SunGard Data Systems Inc., a software and services company, from 2002 to 2005. She earned her bachelor’s degree in economics from Rutgers University.
OTHER PUBLIC COMPANY BOARDS: West Pharmaceutical Services; Juniper Networks, Inc.; Bentley Systems, Inc.
QUALIFICATIONS: Ms. Haugen’s qualifications include her extensive leadership experience; financial literacy and expertise; her current and prior public company board and committee experience; her broad industry experience; and her independence.

AGE: 56 INDEPENDENT DIRECTOR SINCE: 2024 NCR VOYIX COMMITTEES: Committee on Directors and Governance, Risk Committee

IRV HENDERSON
Irv Henderson joined our Board of Directors in March 2024. Mr. Henderson is the Chief Executive Officer and Founder of KonstructIQ Inc., an innovative provider of software tools in the residential construction space that simplifies workflows and financial operations. Mr. Henderson formerly served as Executive Vice President and Chief Digital Officer for Small Business at U.S. Bank from September 2019 to December 2022, where he led development and execution of the One U.S. Bank digital strategy for business customers. Prior to U.S. Bank, Mr. Henderson was Chief Executive Officer and -Founder of talech, a provider of point-of-sale (POS) systems for restaurants and retailers, from 2012 until talech’s acquisition by U.S. Bank in 2019. Mr. Henderson has also held various technology product leadership roles with Yahoo!, Obopay and InfoSpace Mobile. He holds an MBA from Cornell University.
QUALIFICATIONS: Mr. Henderson’s qualifications include his extensive leadership experience; background in technology and point-of-sale software development, retail and restaurant industry experience; and his independence.

2025 Proxy Statement	3

Corporate Governance Matters

AGE: 53 INDEPENDENT DIRECTOR SINCE: 2019 NCR VOYIX COMMITTEES: Compensation and Human Resource Committee, Audit Committee

KIRK LARSEN
Kirk Larsen has been a member of our Board of Directors since September 2019. Mr. Larsen is Chief Financial Officer of Relativity, a global legal technology company, a role he has held since April 2024. He served as an Advisor to ICE Mortgage Technology Holdings, Inc., a division of Intercontinental Exchange, Inc. (“Intercontinental Exchange”), from September to December 2023.
Mr. Larsen is the former President and Chief Financial Officer of Black Knight, Inc. (“Black Knight”), a provider of software, data and analytics to the mortgage and consumer loan, real estate and capital markets verticals, a position he held from May 2022 through the successful acquisition of the company by Intercontinental Exchange in September 2023. From January 2014 to May 2022, Mr. Larsen was Executive Vice President and Chief Financial Officer of Black Knight. From January 2014 to April 2015, he also served as the Executive Vice President and Chief Financial Officer of ServiceLink, a national provider of loan transaction services to the mortgage industry.
Before joining Black Knight, Mr. Larsen held leadership roles at Fidelity National Information Services, Inc., a financial services technology company, serving as Corporate Executive Vice President, Finance from July 2013 to December 2013 and as Senior Vice President and Treasurer from October 2009 to July 2013. He previously held finance and accounting roles at Metavante Corporation, Rockwell Automation, Inc. and Ernst & Young LLP.
QUALIFICATIONS: Mr. Larsen’s qualifications include his significant experience in leadership roles in publicly held technology companies; his expertise in mergers and acquisitions, technology and software; his financial literacy and expertise; and his independence.

AGE: 60 INDEPENDENT DIRECTOR SINCE: 2023 NCR VOYIX COMMITTEES: Risk Committee (Chair), Audit Committee

LAURA MILLER
Laura Miller joined our Board of Directors in October 2023. From March 2021 to August 2024, Ms. Miller served as Executive Vice President and Chief Information Officer of Macy’s, Inc. (“Macy’s”). As CIO of Macy’s, her responsibilities included strategy, execution, operations, enterprise data and analytics, and cybersecurity for three brands in more than 650 locations. Prior to joining Macy’s, Ms. Miller was with InterContinental Hotels Group PLC (IHG) from 2013 to January 2020, where she held the role of Global Chief Information Officer. Prior to joining IHG, Ms. Miller was Senior Vice President, Financial Services Application Development for First Data Corporation, where she led several transformational initiatives to rearchitect the global business model to deliver operational and financial improvements.
Ms. Miller currently serves on the supervisory board of Ahold Delhaize, one of the world's largest food retail groups and a leader in supermarkets and e-commerce. She previously served on the board and as chair of the technology committee of EVO Payments, Inc., a global merchant acquirer and payment processor, and on the board of directors of LGI Homes, an industry-leading residential home design, construction, sales and marketing business.
Ms. Miller has a bachelor’s degree in Information Systems Management from the University of Maryland, Baltimore County, and holds a master’s degree in Computer Systems Management from the University of Maryland University College.
OTHER PUBLIC COMPANY BOARDS: Ahold Delhaize
QUALIFICATIONS: Ms. Miller’s qualifications include her global leadership experience as well as her extensive expertise in technology and cybersecurity matters; and her independence.

4	2025 Proxy Statement

Corporate Governance Matters

AGE: 67 INDEPENDENT DIRECTOR SINCE: 2023 NCR VOYIX COMMITTEES: Compensation and Human Resource Committee (Chair), Committee on Directors and Governance

KEVIN REDDY
Kevin Reddy is the Independent Chair of our Board of Directors, a position he has held since February 2025. Mr. Reddy joined our Board in October 2023 and previously served as Lead Director from May 2024 through February 2025. Since 2016, Mr. Reddy has served as Managing Partner of Reddy Enterprises, providing advisory and management consulting services to distinguished investment funds.
Mr. Reddy previously served as Chief Executive Officer of Noodles & Company from 2006 to 2016. He became a member of its board of directors in 2006 and served as Chairman of the board from 2008 to 2016. Under his leadership, Noodles & Company held a successful initial public offering in 2013 and grew to more than 450 restaurants and in excess of 10,000 team members during his tenure. Prior to joining Noodles & Company, he was the Chief Operating Officer and Restaurant Support Officer for Chipotle Mexican Grill and was instrumental in designing and building the infrastructure, team and culture to propel Chipotle from 11 locations to almost 500.
Mr. Reddy currently serves on the board of directors of K-MAC Enterprises Inc., a leading YUM! franchisee, operating over 300 Taco Bell restaurants in Arkansas, Missouri, Oklahoma, and Texas. He is an advisory board member of Fusion Education Group and Citation. Mr. Reddy also serves as a Senior Operating Partner to a prestigious sovereign wealth fund and several early stage innovative technology companies.
QUALIFICATIONS: Mr. Reddy’s qualifications include his leadership skills, extensive experience in the restaurant industry, and his independence.

AGE: 68 INDEPENDENT DIRECTOR SINCE: 2022 NCR VOYIX COMMITTEES: Risk Committee, Audit Committee

LAURA SEN
Laura Sen has been a member of our Board of Directors since May 2022. She most recently served as the Non-Executive Chairman of the board of directors of BJ’s Wholesale Club, Inc. (“BJ’s”), a membership-only warehouse chain, from January 2016 to April 2018, and was Chief Executive Officer of BJ’s from 2009 to 2016. She served as BJ’s Chief Operating Officer from 2008 to 2009 and served as BJ’s Executive Vice President of Merchandising and Logistics from 2007 to 2008. From 2003 to 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics.
Ms. Sen is a member of the board of directors of Burlington Stores, Inc., where she serves on the audit committee. Ms. Sen is also a member of the board of directors of Massachusetts Mutual Life Insurance Company, a privately held company. Ms. Sen previously served as a director of EMC Corporation, rue21, inc., Abington Savings Bank and the Federal Reserve Bank of Boston
OTHER PUBLIC COMPANY BOARDS: Burlington Stores, Inc.
QUALIFICATIONS: Ms. Sen’s qualifications include her current and prior experience as a director of other public companies; her significant leadership and management experience in leading a growth company and serving on boards of significant companies in the retail industry; her financial expertise; and her independence.

2025 Proxy Statement	5

Corporate Governance Matters

AGE: 57 INDEPENDENT DIRECTOR SINCE: 2025 NCR VOYIX COMMITTEES: None

JEFFREY SLOAN
Jeff Sloan joined our Board of Directors in March 2025. Mr. Sloan most recently served as Chief Executive Officer of Global Payments Inc. ("Global Payments"), a leading worldwide provider of software solutions and payments technology, from October 2013 to June 2023. He joined Global Payments as President, a role in which he served from June 2010 to September 2013. Between September 1998 and May 2010, Mr. Sloan held various executive positions at Goldman Sachs, including as Global Head of Goldman Sachs’ Financial Technology Group where he pioneered the firm’s FinTech investment banking practice.
Mr. Sloan has served on the board of directors of Corpay Inc., a global S&P 500 corporate payments company, since July 2013 and is a member of Corpay’s Executive and Acquisitions Committee and its Information Technology and Security Committee. Mr. Sloan has served on the board of directors of Guidewire Software, Inc., a provider of cloud-based software for the property and casualty insurance industry, since January 2025.
OTHER PUBLIC COMPANY BOARDS: Corpay Inc.; Guidewire Software, Inc.
QUALIFICATIONS: Mr. Sloan's qualifications include his significant leadership experience as Chief Executive Officer of Global Payments; his technology and transactional experience; his current and prior experience serving on the boards of directors of public companies; and his independence.

* Mr. Sloan's committee assignments will be determined following the Annual Meeting.

6	2025 Proxy Statement

Corporate Governance Matters
Qualifications, Attributes, Skills and Experiences Represented by the Director Nominees
We believe our director nominees represent a well-rounded and diverse range of backgrounds, skills and experience.

89% are independent	33% self-identify as an ethnic minority	44% self-identify as women
Our Board has identified the following skills and experiences as important in ensuring that our directors collectively possess the necessary core skills and specific areas of expertise to provide effective oversight of our Company and our long-term strategic growth.

General Business

Public Company	8/9

P&L / Operations	7/9

Financial Expert	6/9

Global Business	7/9

Governance	8/9

Specialist \ Industry

Retail / Restaurant Sector	4/9

Enterprise Technology / Digital Products	6/9

Finance & Deals	5/9

Functional Areas

Risk Management	7/9

Human Capital	9/9

More Information About Our Board of Directors
The Board oversees management in directing the overall performance of the Company on behalf of the stockholders of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to the meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

2025 Proxy Statement	7

Corporate Governance Matters
Corporate Governance
The Board is elected by the stockholders of the Company to oversee and direct the management of the business and affairs of the Company. The Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategy, financial objectives, and operating plans.
To help discharge its duties and responsibilities, the Board has adopted Corporate Governance Guidelines that address significant corporate governance matters, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; risk oversight; director compensation, committee membership and structure, meetings and executive sessions; and director selection and retirement (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines, as well as the Board’s committee charters, can be found on the “Investor Relations” section of our website at https://investor.ncrvoyix.com. You also may obtain, without charge, a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to the Company’s Secretary at the address listed in the "Communications with Directors" section of this proxy statement.
Additionally, the Company’s overboarding policy, which is included in the Corporate Governance Guidelines, provides that directors should advise the chair of the Committee on Directors and Corporate Governance in advance of joining another public company board of directors. The Board has the opportunity to review a director’s availability to fulfill the director’s responsibilities to the Company if the director (a) serves on more than three other public company boards, (b) serves as an executive officer of any other public company while also serving on a total of two or more public company boards or (c) serves as a director of a potential competitor of the Company. In addition, pursuant the Company’s overboarding policy, the Chief Executive Officer may serve on up to one additional public company board if approved by the Committee on Directors and Governance.

Director Independence
The Board assesses the independence of each director annually, and of each director nominee, in accordance with our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. The independence guidelines in our Governance Guidelines are consistent with the independence requirements in the NYSE listing standards. As a matter of policy, the Board believes that a substantial majority of the directors should be independent.
The Committee on Directors and Governance undertook its annual review of director independence and made a recommendation to the Board of Directors regarding independence. The Board has determined that all of the Company’s non-employee directors and nominees, namely Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy, Laura Sen and Jeffrey Sloan, are independent in accordance with the NYSE listing standards and the Corporate Governance Guidelines.

8	2025 Proxy Statement

Corporate Governance Matters
Corporate Governance Practices and Developments
NCR Voyix continues to demonstrate a strong commitment to corporate governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders.

Annual election of all directors	In 2016, we eliminated the classification of the Board. All directors are elected annually.

Majority voting in director elections	Since IPO we have had majority voting in director elections, which was enhanced in 2021 to provide for a plurality voting standard in director elections where there are more nominees than directorships, consistent with market practice.

Board efforts to remove super majority voting provisions
In 2020, the Board recommended the approval of a proposal in its proxy statement to amend and restate the Company charter to eliminate the supermajority voting provisions contemplated thereby and only require the affirmative vote of a majority of all votes entitled to be cast to approve each such matter. The Board noted in the proposal that it had adopted corresponding amendments to the Company’s bylaws eliminating all of the supermajority vote provisions therein, contingent on stockholder approval of the proposed Company charter amendments eliminating the supermajority provisions. Unfortunately, our stockholders did not approve the proposal by the vote required under the Company’s charter and Maryland law.
In 2019, the Board included a proposal in the Company’s proxy statement that was substantially similar to the 2020 proposal described above and a proposed amendment to Section 6.2 of the Company charter to provide that, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and except as may otherwise be specifically provided, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. The amendment to Section 6.2 was approved and therefore, charter amendments (except as expressly required by the charter), mergers, share exchanges, and dissolutions require a majority vote. However, despite twice adjourning our 2019 annual meeting of stockholders to solicit votes, our stockholders did not approve the balance of the proposal by the vote required under the Company’s charter and Maryland law.

Stockholder right to amend the Bylaws	For decades our stockholders have had the concurrent power to amend our bylaws, provided that amendments to certain provisions require the affirmative vote of stockholders entitled to cast 80% of the votes entitled to be cast on the matter. As noted above, we have repeatedly attempted to solicit the required stockholder approval to remove the supermajority vote requirements but have been unsuccessful.

Proxy Access Bylaw	Since 2016.

Stockholder right to call special meetings upon request of the holders of 25% of the votes entitled to be cast	For decades our stockholders have had the right to call special meetings and, in 2018, the Board authorized and approved amendments to the Company’s bylaws to reduce the percentage ownership requirement necessary to allow stockholders to call a special meeting of stockholders from a majority of the votes entitled to be cast at the meeting to 25% of the votes entitled to be cast at the meeting, with limited exception.

Annual Say on Pay vote	Since inception of Say on Pay.

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Corporate Governance Matters
Our Commitment to Sustainability and Corporate Responsibility
Through our Sustainability and Corporate Responsibility efforts, we seek to meet the needs of all of our stakeholders – customers, employees, the communities that we serve and our investors. At NCR Voyix, our software and services-led business strategy focused on customer satisfaction and harnessing our culture of innovation directly aligns with our refreshed Sustainability and Corporate Responsibility priorities. Our approach to customer satisfaction is two-fold: we intend to represent the Sustainability and Corporate Responsibility qualities our customers are expecting, and we encourage our employees to fulfill and answer these expectations.
Our Culture and Values
Our customers are passionate about their businesses, so we’re passionate about ours.
We are committed to our values. They guide the decisions we make, day in and day out, and shape the way we do business. We believe that maintaining our strong workplace culture and adhering to our values helps us attract, develop and engage the right talent for NCR Voyix’s success.
In 2024, we continued our strong commitment to supporting our communities through the work of the NCR Foundation and giving centered around three focus areas: STEM education, economic development, and disaster recovery.
Sustainability and Corporate Responsibility Oversight
We believe that Sustainability and Corporate Responsibility considerations should be fully integrated within an organization and should start at the top.
The Board has direct oversight of our Sustainability and Corporate Responsibility activities through its Risk Committee. However, oversight of Sustainability and Corporate Responsibility activities is not confined solely to the Risk Committee. For example, the Committee on Directors and Governance is responsible for the oversight of our ethics and compliance programs. The Audit Committee may liaise with the Risk Committee on matters relating to compliance, risk management and information security, and also shares a number of additional oversight responsibilities with the Risk Committee with clearly delineated responsibilities. Our Chief Risk Officer has primary oversight for the Company’s Enterprise Risk Management (ERM) programs, including business continuity planning (BCP) and third-party risk management (TPRM), details of which are reported to the Risk Committee.
The Company’s ERM programs support our strategic objectives and corporate governance responsibilities. The ERM programs include the following primary objectives:
•Establish a standard risk framework and supporting policies and processes to identify, assess, respond to, and report on business risks and opportunities

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•Establish clear roles and responsibilities in support of the Company’s risk management activities
•Ensure appropriate independent oversight of business risks and opportunities and the impacts of related business decisions on the Company’s risk profiles and tolerances
•Ensure appropriate communication and reporting of business risks and opportunities including related response strategies and controls to the Company’s executive leadership and Board of Directors
•Provide relevant training to executives, managers and employees.
Our Chief Risk Officer also supports the executive leadership team’s Sustainability and Corporate Responsibility initiatives and reports on those activities to the Risk Committee. Further, the Ethics & Compliance office oversees our global compliance and reporting program and enforces our Code of Conduct.
Climate Action
We have set the ambitious goal to achieve Net-Zero by 2050 by developing science-based plans and targets to help us meet that goal.
We strive to minimize the environmental impact of our products and operations while also delivering innovative technologies and solutions designed to support businesses and consumers in their efforts to operate responsibly. For example, we use remote sensing technology to solve customer equipment issues, which reduces the number of maintenance visits and reduces our carbon footprint. In the past two years, our remote monitoring and diagnostics capabilities and other dispatch avoidance programs resulted in significant reduction of service dispatch trips.
We recognize the importance of minimizing our environmental footprint through energy usage and greenhouse gas (GHG) emission management. That is why we continue to report our Scope 1 and Scope 2 emissions from our global facilities and service operations through CDP (formerly Carbon Disclosure Project).
As we progress on our Sustainability and Corporate Responsibility journey, we are committed to continued accuracy and transparency and regularly refine our data collection and calculation methodology. To support this commitment, in 2024 we implemented a robust Sustainability and Corporate Responsibility management system, which will allow for more accurate, transparent, and complete data capturing and monitoring. It will also further improve our planning and reporting capabilities and refine our Sustainability and Corporate Responsibility processes.

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Corporate Governance Matters
Board Leadership Structure, Board Committees and Risk Oversight
Leadership Structure
Our Board is committed to independent leadership and acknowledges there are different structures available to achieve that objective. Our Board has the flexibility to determine a leadership structure as it deems best for the Company from time to time. We operate under a Board leadership structure where one of our independent directors, Mr. Reddy, serves as the Independent Chair of the Board. Under our Corporate Governance Guidelines, the Board shall appoint a Chair of the Board and the Board does not have a guideline on whether the role of Chair should be held by a non-employee or independent director. The Board believes Mr. Reddy is well suited to serve as independent Chair given his leadership skills, extensive experience in the restaurant industry, and his independence. As a result of his broad-based and relevant experience, our Board believes Mr. Reddy is well positioned to carry out the responsibilities of the Independent Chair, lead the Board and provide constructive, independent, and informed guidance and oversight to management.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation and Human Resource Committee (the “CHRC”), the Committee on Directors and Governance (“CODG”), and the Risk Committee. All members of each of these committees are independent Board members. In addition, in 2023, the Board formed the Transaction and Finance Committee that meets on an ad-hoc basis. The current members of the Transaction and Finance Committee are Mr. Henderson (Chair), Ms. Haugen and Messrs. Kelly and Larsen.
The Board has adopted a written charter for each standing committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found on the “Investor Relations” section of our website at https://investor.ncrvoyix.com.
The Board met 9 times in 2024 and each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person was a director); and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The Company has no formal policy regarding director attendance at its annual meeting of stockholders, although each of our directors is invited to attend our 2025 Annual Meeting. In 2024, all of our directors then in office attended the 2024 annual meeting of stockholders, which was a virtual meeting.

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The Audit Committee, CHRC, CODG, and Risk Committee met 9, 8, 5, and 4, times, respectively, during fiscal year 2024. The current composition of each Board Committee is set forth below:

NCR Voyix Directors*	Audit Committee	Compensation and Human Resource Committee	Risk Committee	Committee on Directors and Governance

James G. Kelly

Catherine L. Burke		✔		Chair

Janet Haugen	Chair	✔

Irv Henderson			✔	✔

Kirk Larsen	✔	✔

Laura Miller	✔		Chair

Kevin Reddy		Chair		✔

Laura Sen	✔		✔

*Mr. Sloan's committee assignments will be determined following the Annual Meeting.
Audit Committee
Our Audit Committee assists the Board in its oversight of the quality and integrity of the Company’s financial statements, our independent registered public accounting firm's qualifications and independence, the integrity and adequacy of internal controls, and the performance of the internal audit function.
Among other things, the Audit Committee also:
•selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;
•pre-approves all audit and non-audit services provided to the Company by its independent registered public accounting firm;
•reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;
•regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;
•meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;
•reviews the Company’s periodic SEC filings and quarterly earnings releases;
•reviews the Company’s compliance with legal and regulatory requirements; and
•reviews and oversees the internal audit function.
All members of the Audit Committee during 2024 were, and all current members are, independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that three current members of the Audit Committee, Ms. Haugen, Mr. Larsen, and Ms. Sen are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on

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Corporate Governance Matters
independence standards set forth in the Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the "Director Compensation" section in this proxy statement, as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of public company boards of directors, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.
Compensation and Human Resource Committee
The CHRC provides general oversight of the Company’s management compensation philosophy and practices.
Among other things, the CHRC also:
•evaluates executive officer performance levels and determines their base salaries, incentive awards and other compensation;
•discusses its evaluation and compensation determinations for the Chief Executive Officer at Board executive sessions;
•reviews and approves executive compensation plans;
•oversees our compliance with SEC and NYSE compensation-related rules;
•reviews and approves executive officer employment, severance, change in control and similar agreements and plans;
•annually assesses compensation program risks; and
•oversees management succession and development.
The Board determined that all members of the CHRC during 2024 were, and the current members are, independent based on independence standards set forth in the Corporate Governance Guidelines which reflect NYSE listing standards and satisfies the additional provisions specific to compensation committee membership set forth in the NYSE listing standards.
Committee on Directors and Governance
The CODG is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the CODG determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance programs.
Among other things, the CODG also:
•reviews and makes recommendations to the Board concerning director compensation;
•reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;
•recommends to the Board the assignment of directors to various committees of the Board;
•recommends the criteria and process to assess the Board’s performance, and oversees an evaluation of the Board based on such criteria;

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•reviews the Company’s charter, bylaws and Corporate Governance Guidelines, including the Director Qualification Guidelines and independence standards, and makes any recommendations for changes, as appropriate; and
•monitors compliance with independence standards established by the Board.
The CODG is authorized to engage consultants to review the Company’s director compensation program.
The Board has determined that each member of the CODG is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE.
Risk Committee
The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management (“ERM”) framework for the Company’s overall operational, information security, strategic, reputational, technology, cybersecurity, and other risks. In addition, the Risk Committee assists the Board in fulfilling its oversight responsibilities for matters relating to Sustainability and Corporate Responsibility initiatives, environment, health and safety, and the security of personnel and physical assets. Among other things, the Risk Committee also:
•monitors enterprise risks and reviews and discusses with management the Company’s policies, procedures, and standards for identifying and managing enterprise risk, and the Company’s compliance with and performance against those policies, procedures and standards;
•reviews and discusses with executive management the Company’s ERM strategy and ERM controls;
•reviews and discusses with executive management and oversees the Company’s cybersecurity and information security processes and polices on cybersecurity risk identification, management and assessment;
•considers the Company’s risk capacity and strategic risks; and
•oversees emerging risks presented by economic, societal, environmental, regulatory, geo-political, competitive landscape or other conditions, and the business opportunities arising from such emerging risks.
Risk Oversight
The Board, acting directly and through its committees, is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. Management is responsible for the day-to-day assessment, identification, monitoring and decision-making regarding the risks we face. The Board regularly monitors management’s processes for identifying and addressing areas of material risk to the Company, including operational, financial, cybersecurity, legal, regulatory, strategic, and reputational risks. In doing so, the Board receives regular assistance and input from its committees, as well as regular reports from members of the executive leadership team and other members of senior management.
Our Board and its committees are primarily responsible for risk oversight in the areas described below, with the Risk Committee providing primary oversight of the Company's enterprise risk management program. Throughout the year, the Board and its committees review and discuss specific risk topics and each committee of the Board provides periodic reports to the full Board regarding its areas of responsibility and oversight. We believe that our Board’s active role in risk oversight supports our efforts to manage areas of material risk to the Company.

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Corporate Governance Matters

Board/Committee	Primary Areas of Risk Oversight

Board
•Maintains primary oversight of strategic, operational, and financial-related risks
•Discusses with executive management and other business leaders our business strategy, operations and results, as well as developments in our industry, to enable the Board to evaluate competitive and operational risks

Audit Committee
•Oversees risks related to accounting and financial reporting, disclosure, internal control over financial reporting, legal and regulatory compliance
•Oversees the management of the internal audit function

Compensation and Human Resource Committee	•Oversees risks related to our compensation policies and practices as well as performance management and succession
Committee on Directors and Governance
•Oversees risks related to the Company's governance practices as well as the composition of the Board and committees of the Board, director independence, Board performance and refreshment
•Oversees compliance with our Corporate Governance Guidelines

Risk Committee
•Oversees risks associated with cybersecurity, information security, technology, business continuity, brand and reputation risk, climate risk, sustainability and corporate responsibility, geopolitical and country risk
•Oversees the management of the ERM function

At the management level, we have appointed a Chief Risk Officer to oversee our ERM program and assist the Company and the Risk Committee in fulfilling its objectives relating to ERM, sustainability and corporate responsibility, third-party risk management (TPRM) and business continuity planning (BCP). The Company’s Chief Risk Officer is responsible for developing and managing formal ERM, sustainability and corporate responsibility, TPRM and BCP programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of the Company’s strategic objectives.
Cybersecurity Risk Oversight
The Risk Committee oversees our cybersecurity processes and policies on risk identification, management, and assessment. The Risk Committee also reviews the adequacy and effectiveness of such policies, as well as the steps taken by management to mitigate or otherwise control these cybersecurity exposures and to identify future risks. Our Chief Technology Officer and Chief Information Security Officer report regularly to the Risk Committee on cybersecurity and information security and the full Board reviews significant cybersecurity matters as appropriate. Included among the members of the Board and the Risk Committee are directors with experience in cybersecurity matters, and Board members actively engage in dialogue on the Company’s information security plans, and in discussions of improvements to the Company’s cybersecurity defenses. When, in management’s or the Board’s judgment, a threatened cybersecurity incident has the potential for material impacts, management, the Board and applicable committees of the Board will engage to assess and manage the incident.
Compensation Risk Assessment
The Company takes a prudent and risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking. The CHRC evaluates the Company’s executive and broad-based compensation programs, including the mix of cash and equity, balance of short-term and longer-term performance focus, balance of revenue and profit-based measures, stock ownership guidelines, clawback policies and other risk mitigators. The CHRC directly engages its independent compensation consultant to assist with this evaluation process. Based on this evaluation, the CHRC concluded that none of the Company’s compensation policies and plans are reasonably likely to have a material adverse effect on the Company.

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Director Selection, Communications and Code of Conduct
Selection of Nominees for Directors
The CODG and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in our Corporate Governance Guidelines. In determining candidates for nomination, the CODG will seek the input of the Chair of the Board and will consider individuals recommended for Board membership by the Company’s stockholders. In addition, periodically the Board or the CODG engages a third-party search firm to assist with identifying candidates who have the desired experience and expertise and who meet the qualification guidelines described below.
Our Corporate Governance Guidelines include qualification guidelines for directors. All candidates are evaluated by the CODG using these qualification guidelines. In accordance with the guidelines, as part of the selection process, in addition to such other factors as it may deem relevant, the CODG will consider, among other things, a candidate’s:
•management experience (including with major public companies with successful multinational operations);
•other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, which are assessed periodically by the CODG (such as public company experience, governance expertise, accounting and financial expertise, retail and restaurant industry experience, relevant technology and digital products background, capital allocation and investment experience, risk management oversight and human capital management);
•desirability of range in age so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members;
•independence, as defined by the Board (and under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards);
•diversity of thought and perspectives, including on the basis of diversity in background, experiences, geography, industry experience, board tenure, and culture;
•personal characteristics matching the Company’s values such as integrity, accountability, financial literacy and high performance standards;
•willingness to commit the time required to fully discharge responsibilities to the Board;
•ability and willingness to represent stockholder interests;
•awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and
•the number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

All of the nominees for election are currently serving as directors of the Company.
Other than James G. Kelly, the Company’s Chief Executive Officer, all of the candidates for election have been determined by the Board to be independent under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards.

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Corporate Governance Matters
Stockholders wishing to recommend individuals for consideration as directors should contact the CODG by writing to the Company’s Corporate Secretary at NCR Voyix Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.
Stockholders who wish to nominate directors for inclusion in the Company’s proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at the Company’s next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws. See “Procedures for Nominations Using Proxy Access”, “Procedures for Stockholder Proposals and Nominations for 2025 Annual Meeting Outside of SEC Rule 14a-8” and “Procedures for Stockholder Proposals and Nominations for 2025 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19” in this proxy statement for further details regarding how to nominate directors.
New Director Orientation
The Board has an orientation process for new directors that is overseen by the Committee on Directors and Governance. The orientation process program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or industry.
Communications with Directors
Stockholders or interested parties wishing to communicate directly with the Board or any other individual director, the Independent Chair of the Board, or the Company’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Voyix Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see the Company’s Corporate Governance page on the “Investor Relations” section of our website at https://investor.ncrvoyix.com.
Code of Conduct
The Company has a Code of Conduct that sets forth the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the “Investor Relations” section of our website at https://investor.ncrvoyix.com. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.
Director Compensation
The CODG oversees our Director Compensation Program (the “Program”) and reviews the form and amount of compensation payable to our non-employee directors. In recommending appropriate adjustments to director compensation under the Program, and with the assistance of an independent compensation consultant, the CODG considers peer group director pay practices and other relevant data and considerations. The Program provides for the payment of annual retainers and annual equity grants to non-employee Board members in accordance with the NCR Corporation 2017 Stock Incentive Plan, as amended (the “2017 Stock Plan”). Our 2017 Stock Plan generally caps non-employee director pay at $1 million per calendar year (including cash and grant date fair value of equity).
Annual Retainer
In 2023, and in consultation with Farient Advisors, the independent compensation consultant for the CHRC in 2023, the CODG recommended, and the Board approved, the annual retainer fees for non-employee directors effective following the Spin-Off. In May 2024, the CODG recommended, and the Board

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approved, that the annual retainer amounts for non-employee directors under the Program for the period between the 2024 Annual Meeting and the 2025 Annual Meeting (the “Board Year") would remain unchanged (as compared to amounts previously approved in connection with Spin-Off) at $80,000 and the additional annual retainer for Lead Independent Director service would remain unchanged at $50,000. Also remaining unchanged for such Board Year were all additional annual retainers for committee chair and committee member services. In connection with the appointment of Mr. Kelly as Chief Executive Officer and Mr. Reddy as Independent Chair on February 4, 2025, the Board approved an additional annual retainer for Independent Chair service of $130,000. In connection with Mr. Reddy’s appointment as Independent Chair, the position of Lead Independent Director was eliminated.

Additional Annual Retainers for Board Committee Service ($)

Committee	Chair	Member

Audit Committee	$35,000	$15,000

Compensation and Human Resource Committee	$25,000	$10,000

Committee on Directors and Governance	$17,500	$7,500

Risk Committee	$20,000	$10,000

Transaction and Finance Committee	$15,000	$10,000

The Program provides for grants of prorated annual cash retainers for Board service to directors who join the Board mid-year. Cash retainers for committee service are prorated in the event a director commences or ceases service on a particular Committee of the Board mid-year. In each case, proration is based on the number of days served on the Board or the applicable Committee during the applicable payment period.
The annual retainers for Board and committee service are generally paid in four equal installments on approximately June 30, September 30, December 31 and March 31. They may be received at the director’s election in cash or deferred restricted stock units distributable in shares of common stock after director service ends.
Annual Equity Grant
Under the Program, the CODG and the Board determine the value of the annual equity grant made to non-employee directors elected at the annual meeting of stockholders. Annual equity grants made to directors vest fully one year after the grant date, subject to the director's continued service through such date. Annual equity grants may be deferred until after director service ends, at the director’s election. The Program also permits prorated mid-year equity grants for non-employee directors who join our Board mid-year and in other appropriate circumstances. Mid-year equity grants generally vest on the same vesting date as the annual equity grants to full year directors.
In 2024, the annual equity grant value under the Program remained unchanged at $160,000. Accordingly, on May 29, 2024, the date of the 2024 Annual Meeting, each then serving non-employee director received an annual equity grant of restricted stock units ("RSUs") valued at $160,000. Upon his appointment to the Board on March 5, 2025, Mr. Sloan received a prorated annual equity grant in accordance with the Program.

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Corporate Governance Matters
Director Stock Ownership Guidelines
Our Board has adopted Stock Ownership Guidelines for our non-employee directors to foster equity ownership and to align the interests of our directors with those of our stockholders. Within five years of his or her appointment to the Board, each non-employee director is expected to beneficially own NCR Voyix stock equal to five times the annual retainer amount. Ownership includes shares owned outright, restricted stock, RSUs and deferred shares, and excludes stock options. As of the Record Date (as defined below), all of our current non-employee directors were in compliance with the guidelines or within the five-year grace period.
Director Compensation Tables
For 2024, compensation for Messrs. Kelly and Wilkinson is disclosed in the "Summary Compensation Table" in the "Executive Compensation Tables" section of this proxy statement.

Compensation for 2024 ($)

Director Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)		All Other Compensation ($)	Total ($)

Gregory Blank(3)	46,360	—		—	46,360

Catherine L. Burke	107,500	160,004		—	267,504

Janet Haugen	135,000	160,004		—	295,004

Irv Henderson(4)	87,611	181,870	(4)	—	269,481

Georgette Kiser(3)	41,662	—		—	41,662

Kirk Larsen	121,140	160,004		—	281,144

Laura Miller	113,517	160,004		—	273,521

Kevin Reddy	138,778	160,004		—	298,782

Laura Sen	105,000	160,004		—	265,004

(1)For non-employee directors, this column shows annual retainers earned in cash in 2024.
(2)For non-employee directors, this column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants in the form of RSUs (including RSUs that were deferred until after director service ends at the director’s election (also referred to as “phantom stock units”)). See Note 9 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, where we explain assumptions made in valuing equity awards.
(3)Mr. Blank and Ms. Kiser served on the Board through May 29, 2024.
(4)Upon his initial appointment to the Board on March 14, 2024, Mr. Henderson was awarded a prorated annual equity grant comprised of RSUs under the Program valued at $21,866, vesting on May 2, 2024, subject to his continued service as a director on the vesting date.

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This Table shows the grant date fair value of non-employee director annual equity grants and other equity granted in 2024 under the Program.

Grant Date Fair Value(1) of Director 2024 Retainers and Equity Grant Shares ($)

Director Name	Annual Equity RSU Grant

Catherine L. Burke	$160,004

Janet Haugen	$160,004

Irv Henderson(2)	$181,870

Kirk Larsen	$160,004

Laura Miller	$160,004

Kevin Reddy	$160,004

Laura Sen	$160,004

(1)Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants). See Note 9 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for an explanation of the assumptions we make in the valuation of our equity awards.
(2)Upon his initial appointment to the Board on March 14, 2024, Mr. Henderson was awarded a prorated annual equity grant comprised of RSUs under the Program valued at $21,866 , vesting on May 2, 2024, subject to his continued service as a director on the vesting date.
This Table shows the shares of NCR Voyix common stock underlying director equity awards as of December 31, 2024.

Shares of NCR Voyix Common Stock Underlying Director Equity Awards as of December 31, 2024 (#)

Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding

Catherine L. Burke	—	12,413	—

Janet Haugen	—	12,413	—

Irv Henderson	—	12,413	—

Kirk Larsen	—	12,413	35,697

Laura Miller	—	12,413	—

Kevin Reddy	—	12,413	—

Laura Sen	—	12,413	—

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Corporate Governance Matters
In connection with the Spin-Off, outstanding equity awards for all of our non-employee directors as of the Spin-Off were equitably adjusted into shares of NCR Voyix and NCR Atleos stock. This Table shows the shares of NCR Atleos common stock underlying director equity awards as of December 31, 2024.

Shares of NCR Atleos Common Stock Underlying Director Equity Awards as of December 31, 2024 (#)

Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding

Catherine L Burke	—	—	—

Janet Haugen	—	—	—

Irv Henderson	—	—	—

Kirk Larsen	—	—	17,847

Laura Miller	—	—	—

Kevin Reddy	—	—	—

Laura Sen	—	—	—

Related Person Transactions
Under its charter, the CODG is responsible for the review of all related person transactions. The Board has adopted a Related Person Transaction Policy that provides that each related person transaction must be considered for approval (i) by the CODG, or (ii) by all of the disinterested members of the Board, if the CODG so determines (the “Related Person Transaction Policy”).
The Related Person Transaction Policy requires each director and executive officer of the Company to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chair of the CODG of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The CODG then considers each such related person transaction, unless the CODG determines that the approval of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction.
If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then, in either case, the related person transaction shall be promptly presented to the CODG or the disinterested members of the Board, as applicable, for approval. If such related person transaction is not approved, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

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Corporate Governance Matters
Biographical Information of Our Executive Officers
The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's current executive officers.

Name	Age	Position

James G. Kelly(1)	63	President and Chief Executive Officer

Brian Webb-Walsh	50	Executive Vice President and Chief Financial Officer

Kelli Sterrett	45	Executive Vice President, General Counsel and Secretary

Anthony Radesca	55	Chief Accounting Officer

Beimnet Tadele	45	Executive Vice President and President, Restaurants

Darren Wilson	57	Executive Vice President and President, Retail and Payments

(1)See Nominees for Election for biographical information regarding Mr. Kelly.
Brian Webb-Walsh has served as our Executive Vice President and Chief Financial Officer since October 2023, and joined the Company in 2023 shortly before the Spin-Off. Brian has global responsibility for finance, accounting, treasury, investor relations, tax, M&A and audit. He works with our business units to ensure success and profitability. Mr. Webb-Walsh has spent his career operating in global, publicly traded Fortune 500 organizations. He is a credible finance leader with a successful track record of leading large, global teams. Prior to joining NCR Voyix, he was most recently the CFO for UPS’ international, healthcare and supply chain solutions businesses from June 2021 to August 2023. Prior to UPS, he spent nearly five years as Executive Vice President and CFO of Conduent Incorporated, a technology-led business process services company that spun out of Xerox Corporation in 2017. He led all aspects of finance, real estate, procurement and transformation with a team of more than 1,000 professionals primarily in the U.S., India and the Philippines. Before Conduent, he spent 19 years at Xerox. At Xerox he developed strong financial discipline and leadership capability. His positions included divisional CFO roles, investor relations, and corporate financial planning and analysis. Mr. Webb-Walsh holds a bachelor's degree in management from the State University of New York at Geneseo, an MBA from Rochester Institute of Technology, and a master’s degree in accounting from George Washington University.
Kelli Sterrett has served as our Executive Vice President, General Counsel and Secretary since October 2023, and joined the Company in 2023 shortly before the Spin-Off. She has global responsibility for the Company’s legal, compliance and risk functions. Ms. Sterrett has spent her career as a corporate attorney, focusing on strategic transactions, corporate governance, and securities law matters. She has significant experience with regulated industries. Prior to joining NCR Voyix, Ms. Sterrett was most recently General Counsel at EVO Payments, a NASDAQ-listed electronic payments company from July 2021 to March 2023, and Deputy General Counsel from December 2018 to July 2021. Prior to EVO, she served as Deputy General Counsel of Scientific Games Corporation, a NASDAQ-listed technology and gaming company. She began her career as a corporate attorney at Gibson, Dunn & Crutcher in New York. Ms. Sterrett holds a bachelor's degree in political science from Colgate University and a juris doctorate from Columbia University School of Law.

2025 Proxy Statement	23

Corporate Governance Matters
Anthony Radesca has served as our Senior Vice President, Chief Accounting Officer since January 2024. Mr. Radesca previously served as Senior Vice President, Chief Accounting Officer of EVO Payments, Inc. from February 2019 to March 2023. Prior to that, Mr. Radesca served as Senior Vice President, Chief Accounting Officer of CA Technologies, Inc. from June 2016 to February 2019 and as Vice President of Accounting of CA Technologies. Mr. Radesca also provided consulting services to the Company prior to his appointment as Senior Vice President, Chief Accounting Officer from March 2024 to May 2024. Mr. Radesca holds a B.B.A. in Public Accounting from Hofstra University and a J.D. from St. John’s University School of Law. Mr. Radesca is a Certified Public Accountant.
Benny Tadele has served as our Executive Vice President and President, Restaurants since January 2024. With an exceptional ability to navigate the complexities of today’s digital economy, Mr. Tadele excels at transitioning traditional business models to innovative Software as a Service (SaaS) and platform-based solutions, driving significant growth and operational efficiency. Prior to joining NCR Voyix in January 2024, Mr. Tadele was an officer at ACI Worldwide Inc. and served as Executive Vice President, Head of North America Business from July 2022 to January 2024, Senior Vice President, Global Head of Revenue Growth from May 2021 to July 2022 and Vice President, Global Head of Merchant Solutions from June 2018 to Mary 2021, Mr. Tadele earned advanced degrees in computational science and engineering from the Georgia Institute of Technology, where he developed a solid foundation in the principles that underpin today’s most successful tech-driven business models.
Darren Wilson has served as our Executive Vice President and President, Retail and Payments since February 2025, leading our global retail segment as well as driving the Company’s payments strategy. He joined NCR Voyix in November 2024 and previously served as Executive Vice President and President, International. Prior to joining NCR Voyix, Mr. Wilson served as President, International at EVO Payments Inc. from April 2014 to March 2023. Prior to EVO, he served in various leadership roles in global markets, including serving as Managing Director at Worldpay UK and CEO/President of Western Europe for Global Payments Inc. Mr. Wilson also held several strategic roles during his 22 years at HSBC Banking Group. Mr. Wilson holds an Associate of the Chartered Institute of Bankers degree after pursuing studies at both Birmingham and Warwick Universities.

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Executive Compensation

PROPOSAL 2: Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers

Consider and vote on the approval, on a non-binding and advisory basis, of the compensation of the Named Executive Officers (Say on Pay), as described in these proxy materials.	Board Recommendation FOR this proposal

Proposal Details
We conduct a Say on Pay vote at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended. We currently conduct the Say on Pay vote every year. Unless our Board changes its policy, our next Say on Pay vote following the 2025 Annual Meeting of Stockholders will be held at our 2026 Annual Meeting of Stockholders. While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the "Compensation Discussion & Analysis" section) highly value the opinions of our stockholders. The Committee will consider the outcome of the Say on Pay vote as part of its annual evaluation of our executive compensation program.
Please read the following "Compensation Discussion & Analysis" section as well as the tabular and narrative disclosure under the "Executive Compensation Tables" section of this proxy statement for information necessary to inform your vote on this proposal.
How Does the Board Recommend that I Vote on this Proposal?
The Board recommends that you vote to approve, on a non-binding and advisory basis, the compensation of the Named Executive Officers as disclosed in these proxy materials. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.
Vote Required for Approval
Under applicable Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding and advisory basis, the compensation of the Named Executive Officers as disclosed in these proxy materials. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal.

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Executive Compensation
Compensation Discussion & Analysis
Introduction
This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation philosophy and program and compensation decisions made under the program for our Named Executive Officers ("NEOs") for 2024. Our NEOs are listed below.

Name	Title
James G. Kelly(1)	President and Chief Executive Officer
Brian Webb-Walsh	Executive Vice President and Chief Financial Officer
Kelli Sterrett	Executive Vice President, General Counsel and Secretary
David Wilkinson(2)	Former Chief Executive Officer
Eric Schoch(3)	Former Executive Vice President and President, Retail
Brendan Tansill(4)	Former Executive Vice President & President, Digital Banking
(1)Mr. Kelly was appointed as our President and Chief Executive Officer as of February 4, 2025 and previously served as Executive Chair of the Board since May 8, 2024.
(2)Mr. Wilkinson served as our Chief Executive Officer through February 4, 2025.
(3)Mr. Schoch served as our Executive Vice President and President, Retail through February 11, 2025.
(4)Mr. Tansill served as our Executive Vice President & President, Digital Banking through September 30, 2024.
The material terms of the compensation provided to our NEOs for fiscal 2024 are described in this section and set forth in more detail in the tabular and narrative disclosure under the Executive Compensation Tables section that follows, as well as in the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives, and design; how and why the Committee arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during fiscal 2024; the role of Meridian Compensation Partners ("Meridian"), the Committee’s outside independent compensation consultant for executive compensation decisions for fiscal 2024; and the peer companies used in evaluating executive officer compensation.
Leadership Structure and Changes
On May 8, 2024, Mr. Kelly was appointed to the role of Executive Chair, having previously served as Independent Chair of the Board. In his role as Executive Chair, Mr. Kelly worked closely with Mr. Wilkinson, who served as our Chief Executive Officer during fiscal 2024, in supporting our management team on strategic and operational matters. On February 4, 2025, Mr. Kelly was appointed President and Chief Executive Officer, succeeding Mr. Wilkinson.
Mr. Tansill, who was appointed to the role of Executive Vice President & President, Digital Banking in January 2024, departed the Company on September 30, 2024 in connection with the consummation of the sale of the Company's Digital Banking business.
The Board appointed Mr. Wilson as Executive Vice President and President, Retail and Payments, effective February 12, 2025. Mr. Wilson previously served as Executive Vice President and President, International since November 6, 2024. Mr. Wilson succeeded Mr. Schoch, who transitioned to an operational leadership role focused on product strategy.

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Executive Compensation
Additional Information and Definitions
This CD&A uses capitalized terms, certain of which are defined in the "Glossary of Key Terms Used in Our CD&A" and the "Executive Compensation Tables" section of this proxy statement, including certain terms used with respect to the metrics established by our Committee for the Company’s executive incentive plans.
Business Overview
We are a leading global provider of digital commerce solutions for retail stores and restaurants. Headquartered in Atlanta, Georgia with approximately 14,000 employees across 30 countries, we are a software and services-led technology provider of run-the-store and digital channel capabilities for retailers and restaurants, serving businesses of all sizes. Our platform, which runs in the cloud and includes microservices and application programming interfaces that integrate with our customers’ systems, combines with our services and hardware offerings to enable end-to-end technology-based capabilities for our customers. Our offerings include platform-based software and services for retailers and restaurants, as well as payment acceptance solutions, multi-vendor connected device services, self-checkout (“SCO”) kiosks and related technologies, along with other self-service technologies. Our solutions are designed to meet the unique needs of retailers and restaurants, ranging from small and medium-sized businesses to multinational enterprises, enabling them to seamlessly transact and engage with their end customers while driving efficiencies within their operations.
On October 16, 2023, we completed the spin-off of our ATM-focused business, which included our self-service banking, payments & network and telecommunications and technology businesses, into an independent publicly traded company, NCR Atleos Corporation (“NCR Atleos”), which was effected through a pro rata distribution of all outstanding shares of NCR Atleos common stock to holders of the Company’s common stock as of the close of business on October 2, 2023 (such transaction, the “Spin-Off”). On September 30, 2024, we completed the sale of our Digital Banking segment businesses (the “Digital Banking Sale”).
2024 Financial Highlights
In fiscal 2024, we achieved the following financial results:
•Revenue was $2.8 billion.
•Net loss from continuing operations attributable to NCR Voyix was $202 million.
•Adjusted EBITDA* was $347 million.
•Normalized Adjusted EBITDA* was $363 million.
•Diluted EPS from continuing operations was ($1.50); non-GAAP diluted EPS* was ($0.13).
•Software & Services Revenue was $2.1 billion.
*FY 2024 Adjusted EBITDA includes, among other items, adjustments of $40 million for stock-based compensation, $10 million for separation costs, $8 million for gain on debt extinguishment, and $125 million for transformation and restructuring costs. Refer to the "Supplementary Non-GAAP Information" section of this proxy statement for reconciliations of non-GAAP measures.

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Executive Compensation

Recent Business Highlights

•Strengthened our leadership team. We strengthened our leadership team with several new appointments, including appointing Mr. Kelly as our President and Chief Executive Officer and Mr. Wilson as our Executive Vice President and President, Retail and Payments.

•Completed the sale of our Digital Banking Business. In September 2024, we successfully completed the sale of our Digital Banking business, a significant step towards our streamlined focus on our core restaurant and retail businesses to drive enhanced long-term value for stockholders.

•Improved balance sheet and cost structure. We utilized approximately $1.84 billion of the gross proceeds from the sale of our Digital Banking business to reduce our outstanding debt, reducing our annual interest expense and financing costs and significantly improving our net leverage. Further, we implemented an operational and capitalized cost reduction program that included the elimination of approximately $75 million in annualized payroll costs and approximately $30 million of annualized non-payroll spend.

Stockholder Engagement and 2024 Say on Pay Vote
We regularly engage with our stockholders to understand their perspectives and views on our Company, including, as appropriate, our executive compensation program, corporate governance and other strategic initiatives. Our annual Say on Pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program.
The annual stockholder Say on Pay vote provides valuable insights into the views of our stockholders and helps guide the Committee in its decision-making. The Committee carefully considers the results of the vote alongside feedback from stockholders when designing and evaluating our executive compensation program. In 2024, stockholders approved our Say on Pay proposal with over 96% support. The Committee will continue to consider the outcome of the Company’s Say on Pay votes when making future compensation decisions for our NEOs. We regularly review and assess our compensation programs to ensure that they are aligned with our business strategies and that the type and mix of short-term and long-term incentive vehicles used continue to align management with stockholders’ interests and reward for high performance. While we received 96% support for our 2024 Say on Pay proposal, we continued engagement with our stockholders to understand their perspectives and views on our Company, including our executive compensation program and other strategic initiatives.

Say on Pay Voting Provides stockholders with the opportunity to vote on an advisory basis on the Company's compensation policies and decisions

Review Say on Pay Results The Committee considers the results for evaluation of appropriateness of compensation policies and decisions

Review Investor Feedback Consider results of Say on Pay voting and investor feedback to understand areas of concern related to compensation plan design or decisions

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Executive Compensation
Compensation Philosophy and Committee Role
Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals in furtherance of stockholder interests. The Committee accomplishes this by generally linking executive compensation to Company-wide metrics and operational results. The Committee regularly evaluates the elements of our program to ensure that they appropriately align executive pay with Company performance, reflect the feedback shared by our stockholders, and are consistent with both Company and stockholder short-term and long-term goals given the dynamic nature of our business and the markets in which we compete for talent. The Committee annually approves the design of our executive compensation program, performance objectives, specific goals, results, compensation levels and final compensation for our NEOs.

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Executive Compensation
Executive Compensation Practices
The table below highlights our key executive compensation practices, including the practices we have implemented because they support our desire to appropriately impact performance results and align with long-term stockholder interests, and practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

WHAT WE DO	WHAT WE DON’T DO

Reasonable Severance Practices. Severance will not be paid under the 2024 Executive Severance Plan to NEOs who voluntarily resign from Company service (other than for good reason) and no additional amounts will be paid unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.

No Guaranteed Annual Salary Increases or Guaranteed Bonuses. Salary increases and bonuses are not guaranteed for our NEOs. Salaries are instead based on individual performance evaluations and competitive considerations as determined appropriate by the Committee, with bonuses generally tied to performance on corporate financial and non-financial metrics that link executive and stockholder interests and drive our business priorities.

Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as pay mix and levels for our NEOs.

No Compensation Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize executives or employees to engage in unnecessary or excessive risk-taking.

Double Trigger Benefits in the Event of a Change in Control. Equity awards do not vest in a change in control of NCR Voyix unless employment also ends in a qualifying termination or the awards are not assumed by a public company acquirer in the change in control.
No Hedging or Pledging of NCR Voyix Securities. Our policies prohibit hedging and pledging of the Company’s equity securities as described in the "Hedging and Pledging Policy" section below.

Reasonable Change in Control Severance. Change in control cash severance benefits range from 2 to 2.5 times target cash pay depending upon the executive’s position and is paid solely upon a qualifying termination of employment that occurs within a specified period prior to or following the change in control.

No Excessive Perquisites. We offer only perks we believe important to be competitive, to attract and retain highly talented executives, enhance productivity and ensure focus on critical business activities, and protect the health, safety and security of our executives.

Compliant Procedures for Trading of NCR Voyix Stock. We only permit executive officers to trade in NCR Voyix common stock with appropriately protective pre-clearance procedures, including pursuant to a Rule 10b5-1 trading plan.
No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.

Compensation Clawback Policy. Maintain an executive officers clawback policy that requires the Company to recover incentive compensation in the event of an accounting restatement.	No Special Executive Pension Benefits. There are no special executive or broad-based pension benefits for any NEOs.

Robust Stock Ownership Guidelines. We require our executive officers to meet our guidelines, which range from one to six times salary, and to maintain the guideline ownership level after any transaction.
No Excise Tax Gross-ups. Our NEOs are not eligible for excise tax gross-ups or tax gross-ups on any perquisites other than standard relocation benefits.

Pay for Performance. We structure a majority of pay to be 'at risk' to ensure alignment with key business objectives and interest of our shareholders.	No Repricing Stock Options or SARs. Our 2017 Stock Plan prohibits repricing of stock options and stock appreciation rights without prior stockholder approval.

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Executive Compensation
Use of Market Data
The Committee, with assistance from Meridian, its independent compensation consultant, annually reviews competitive market data to assist with evaluating and establishing compensation levels for our executive officers. Meridian utilized compensation peer group data (see the "Peer Group" section below) along with compensation survey data covering general and high-tech industries when analyzing the market competitiveness of our executive pay levels.
The Committee reviewed a comprehensive analysis and assessment prepared by Meridian which shows the competitive position of our NEOs’ pay mix and levels compared to the marketplace using a combination of survey data provided by the Company as well as proxy data from our peer group for the CEO and CFO positions. The Committee targets a range around the median for all pay elements to ensure recommendations are balanced against the following factors:
•Creation of stockholder value
•Internal equity
•External market
•Tenure
•Responsibility
•Company Performance
•Individual Performance
The Committee retains the flexibility to make adjustments to compensation that represent market changes. Management does not participate in Committee discussions about CEO compensation. No member of management provides recommendations or participates in discussions regarding his or her own compensation.
Role and Responsibilities of the Compensation and Human Resource Committee
The responsibilities of the Committee include:
•Review and approve the compensation of the Company's executive officers
•Perform the other duties and responsibilities as outlined in its charter or as delegated by the Board
•Establish performance goals and certify whether they have been attained
Role of the Independent Compensation Consultant
To assist in review and oversight of our executive compensation programs in 2024, the Committee retained and was advised by Meridian. Meridian is a nationally recognized executive compensation consulting firm that is independent of the Company’s management and reports directly to the Committee. The Committee assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Meridian from independently representing the Committee. When making executive compensation decisions, the Committee considered the advice and recommendations of Meridian. NEOs were not present during Committee and Meridian discussions about their own compensation.

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Executive Compensation
The independent compensation consultant has an important role in our compensation program and provides objective, expert analyses, independent advice, and comparative data on executive and director compensation. The Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by the compensation consultant. A senior representative of the compensation consultant generally attends Committee meetings, participates in executive sessions of the Committee without management present, and communicates directly with Committee members outside of meetings.
Peer Group
The Committee reviews our peer group at least annually. In determining the appropriate composition of our peer group, the Committee seeks to include companies that are reasonably representative of our competitive talent market and similar to us based on a number of criteria, including size, industry focus and trajectory. Although the Committee reviews the compensation peer group annually, the Committee does not change the peer group annually. In 2023, after consultation with its previous independent compensation consultant, the Committee made changes to our peer group to reflect the respective business model and size of the Company following the Spin-Off. Following its annual review in April 2024, the Committee determined to retain the same peer group for purposes of setting 2024 compensation levels.
The companies comprising our 2024 compensation peer group were as follows:

ACI Worldwide Inc (ACIW) Insight Enterprises Inc (NSIT) Jack Henry & Associates, Inc. (JKHY) Sabre Corp (SABR) Zebra Technologies Corp. (ZBRA)	Godaddy Inc (GDDY) Paysafe Limited (PSFE) Shift4 Payments Inc (FOUR) Toast Inc (TOST) TTEC Holdings Inc (TTEC)

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Executive Compensation
2024 Compensation Program
The following table sets forth the key elements of our 2024 executive compensation programs established by our Committee for our NEOs.

Element	Key Features

Base Salary
•Fixed cash compensation reflective of the market for similar positions as well as individual skills, abilities and performance
•Reviewed and adjusted to maintain market competitiveness
•Increases are not automatic or guaranteed

Annual Incentive Plan ("AIP")
•Rewards short-term performance
•Awarded in variable cash compensation based on company financial measures (EBITDA and Revenue) as well as non-financial strategic scorecard metrics (total site growth, payment site growth, services and software revenue growth, and strategic cost reductions)

Long-Term Incentive Program ("LTIP")
•Rewards long-term performance, drives long-term growth, aligns interest with stockholders, and promotes a culture of ownership and accountability
•Awarded in the form of both Time-Based Restricted Stock Units (TB-RSUs) and Performance-Based Restricted Stock Units (PB-RSUs)
•PB-RSUs are based 50% on free cash flow conversion metrics and 50% on rTSR metrics

The portion of performance-based “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that more senior executives have greater accountability for performance. These pay elements that are “at risk,” or contingent upon corporate performance, are noted in the charts below. This design creates an incentive for achievement of performance goals (short- and long-term) and aligns the interests of our executives with those of our stockholders. For Mr. Wilkinson, the 89% at-risk target total direct compensation shown in the table below is based on his 2024 base salary of $800,000, target 2024 AIP award of $1,200,000, and target 2024 equity award values for all equity awards made under our 2017 Stock Plan in 2024 ($5,500,000, consisting of TB-RSUs and PB-RSUs). The “at risk” pay does not include awards as outlined in the “Other Equity Grants for 2024 Named Executive Officers” section below. Mr. Kelly, our current Chief Executive Officer effective as of February 4, 2025, has 90% at-risk target total direct compensation for fiscal 2025. The percentage of target total pay directly linked to the performance of the Company for our NEOs other than Mr. Wilkinson (based on the pay elements described above for Mr. Wilkinson) averaged 81% for fiscal 2024.
2024 Target Total Direct Compensation Pay Mix

2024 CEO Compensation Mix	2024 Other NEOs Compensation Mix

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Executive Compensation
2024 Compensation Program Elements and Payouts
The following describes the elements of our 2024 executive compensation program established by the Committee for our NEOs as well as the payouts earned and funded under the program for our NEOs.
2024 Base Salaries
The Committee endeavors to set base salaries at a level competitive with our peer group. This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level. In 2024, the Committee determined not to increase the base salary for any of our continuing NEOs. The base salaries for our NEOs for fiscal 2024 were as follows:

2024 Base Salary ($)
NEO	2024 Base Salary

James G. Kelly(1)	$550,000
Brian Webb-Walsh	$550,000
Kelli Sterrett	$500,000
David Wilkinson	$800,000
Brendan Tansill	$475,000
Eric Schoch	$500,000
(1)Mr. Kelly’s base salary in effect upon his appointment to Executive Chair on May 8, 2024.
2024 Annual Incentive Plan
In 2024, our NEOs participated in the 2024 AIP. The 2024 AIP is an annual short-term cash incentive plan designed to support the Company’s strategic business objectives, promote the attainment of our annual financial plan, reward achievement of organizational objectives and encourage effective collaboration across teams.
At the beginning of the performance year, the Committee establishes an annual cash incentive target for our eligible executive officers, including our NEOs, as a percentage of base salary based on market pay ranges and positioning within the senior leadership team. For 2024, the Committee determined not to increase the target bonus opportunities (as a percentage of base salary) for our continuing NEOs. The 2024 AIP target bonus opportunities for our NEOs were as follows:

2024 Annual Incentive Plan Target Opportunity (% of Salary)
NEO	Target AIP(1)
James G. Kelly	100%
Brian Webb-Walsh	100%
Kelli Sterrett	70%
David Wilkinson	150%
Brendan Tansill	100%
Eric Schoch	100%
(1)Individual payout for each achieved AIP objective is capped at 200% of target.

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Executive Compensation
2024 AIP Objectives and Weightings
Awards under our 2024 AIP are paid out based on the achievement of corporate and strategic goals that tie payouts directly to key measures of our overall business performance.
•Adjusted EBITDA (50%): Adjusted EBITDA continues to be our primary financial performance objective, weighted at 50%. The Committee established Adjusted EBITDA as 50% of the 2024 AIP metrics because it is one of our key business objectives, aiming to drive profitable growth by increasing revenue and controlling operating costs, and is a critical measure our stockholders use to assess our annual performance.
•Revenue (30%): The Committee established Revenue as 30% of the 2024 AIP metrics because it is supported by our stockholders and continues to be a key indicator of our strategic execution on our growth strategy.
•Strategic Scorecard (20%): The Strategic Scorecard is an annual assessment of accomplishments and progress on strategic goals in recognition of their importance in supporting the Company's growth objectives. The Committee assessed the individual strategic scorecard items shown below, without assigning particular weighting to any one item.

Component	Strategic Objective
Total Site Growth	Grow total sites in 2024
Payment Site Growth	Continue to accelerate payment site growth
Services and Software Revenue Growth	Achieve software and services growth
Cost Reduction Program	Deliver on initiatives to continue to reduce costs and drive EBITDA expansion

Each of these financial metrics is defined in the "Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables" section of this proxy statement. The "Supplementary Non-GAAP Information" section of this proxy statement reflects a reconciliation of net income (loss) from continuing operations attributable to NCR Voyix (GAAP) to Adjusted EBITDA (Non-GAAP).

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Executive Compensation
2024 Performance Objectives and Results
Each year the Committee sets rigorous performance targets for our AIP based on an evaluation of various factors such as corporate strategy, alignment with stockholder interests, our annual financial plan, our performance history, and industry outlook.
•Adjusted EBITDA Target: The Committee established an Adjusted EBITDA target of $588 million for 2024 (after constant currency and other Committee approved adjustments).
•Revenue Target: The Committee established a Revenue target of $3,507 million for 2024 (after constant currency and other Committee approved adjustments).
•Strategic Scorecard Rating Scale: A rating scale of 1-5 is used to determine performance.
The Committee approved the threshold, target and maximum funding levels for the 2024 AIP objectives (as shown in the table below) which, if achieved, would result in funding at 50%, 100%, and 200%, respectively. Actual achievement is interpolated between these points. The threshold for a particular AIP objective must be achieved before any payment will be made with respect to it. In no event can the 2024 funding levels exceed 200%.
The AIP EBITDA achieved by the Company for 2024 was $543 million, which was above the threshold AIP objective of $529 million as shown in the table below (with each amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section). This resulted in 31% funding for the AIP EBITDA objective under the 2024 AIP.
The AIP Revenue achieved by the Company for 2024 was $3,276 million, which was below the threshold of $3,332 million (with each amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section). This resulted in 0% funding for the AIP Revenue objective under the 2024 AIP.
The Strategic Scorecard categories and Company performance in each category were evaluated on a 1-5 scale, with “3” as meeting expectations, “1” as fully missing expectations, and “5” as fully exceeding expectations. Based on the Committee’s evaluation of the Company’s achievement of the strategic scorecard items, the Committee awarded this component at 3% funding for fiscal 2024.
The Committee considered the substantial efforts undertaken by the Company's executives and employees in respect of the Company's 2024 strategic initiatives and transformation efforts, including the sale of the Digital Banking business, restructuring of the hardware business as well as the Company's leverage reduction initiatives. In recognition of the fact that these initiatives became the primary strategic priorities for the executive management team, and as permitted under the 2024 AIP, the Committee increased the payout percentage from 34% to 45% for the Company’s NEOs and other bonus-eligible employees.
The Committee considered several factors when considering whether to make the adjustment, including the significance of the impact of the strategic initiatives and transformation efforts which resulted in the improvement in the Company’s financial position due to the pay down of more than $1.8 billion in debt and the related reduction of interest expense and financing costs, as well as positioning the Company to focus on its core restaurant and retail businesses. In addition, the Committee viewed the adjustment as appropriately-sized given that the overall 2024 AIP payout remained modest at less than half of target (45%).

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Executive Compensation

2024 AIP Objectives and Performance Results
		Modifier Range			Performance Results	Weighted Metric Results	Total
	Weight	Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)

AIP EBITDA(1)	50%	$529M	$588M	$646M	$543M	31.0%	45%
AIP Revenue(1)	30%	$3,332M	$3,507M	$3,682M	$3,276M	—%
Strategic Scorecard	20%	—%	—%	—%	—%	3.0%
Strategic Initiatives Adjustment						11.0%
(1)The AIP EBITDA and AIP Revenue objectives are shown after the revisions from the Company's sale of the Digital Banking business as well as the constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the "Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables" section.
2024 AIP Individual Payouts
As set forth in the table above, the 2024 AIP was achieved at 45%. The table below shows the 2024 AIP funded annual incentive awards paid to each of our NEOs:

2024 AIP Payouts
NEO	Target Bonus	Earned and Funded Payout (% of Target)	Total Funded Annual Incentive Payout

James G. Kelly(1)	$357,123	45% of Target	$160,705
Brian Webb-Walsh	$550,000		$247,500
Kelli Sterrett	$350,000		$157,500
David Wilkinson	$1,200,000		$540,000
Brendan Tansill(2)	—		—
Eric Schoch	$500,000		$225,000
(1)Mr. Kelly's 2024 AIP bonus reflects the prorated amount for his appointment as Executive Chair on May 8, 2024.
(2)Mr. Tansill was not eligible to receive a 2024 AIP bonus as result of his departure from the Company on September 30, 2024 upon the sale of the Digital Banking business.

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Executive Compensation
2024 Annual Long-Term Incentive Program
Our annual Long-Term Incentive Program (LTIP) directly aligns a large portion of the total compensation of our NEOs with Company performance and changes in stockholder value. In February 2024, the Committee approved 2024 LTIP annual awards comprised of 50% Time-Based Restricted Stock Units (TB-RSUs) and 50% Performance-Based Restricted Stock Units (PB-RSUs) based on the target grant value of the LTIP awards. The Committee believes this balance of time-based and performance-based equity incentivizes performance and promotes retention. The 2024 PB-RSUs are subject to free cash flow metrics and performance based on relative Total Shareholder Return (rTSR) over a three-year period, each weighted at 50%.
2024 Long-Term Incentive Plan
The following table sets forth the target value and the accounting grant date fair values of the 2024 LTIP awards approved by the Committee for our NEOs. The target values approved by the Committee as shown in the first column of the following table differ from the total values shown in the last column because the target values were converted to a number of RSUs based on the closing price of NCR Voyix common stock on the date of grant.

2024 Annual Long-Term Incentive Plan Target
NEO	LTIP Target Value	Shares	ASC 718 Value(2)
James G. Kelly(1)	—	—	—
Brian Webb-Walsh	$2,000,000	162,074	$2,089,945
Kelli Sterrett	$1,500,000	121,556	$1,567,465
David Wilkinson	$5,500,000	445,706	$5,747,379
Brendan Tansill(1)	—	—	—
Eric Schoch	$1,750,000	141,816	$1,828,718
(1)Neither Mr. Kelly nor Mr. Tansill were eligible to participate in the 2024 LTIP. See “Grants of Plan-Based Awards Table” for information on grants.
(2)This column shows the valuation of the TB-RSUs and PB-RSUs for all NEOs made in early 2024 pursuant to the 2024 LTIP, as determined in accordance with FASB ASC Topic 718. The number of shares of the Company's common stock subject to all of the TB-RSUs and PB-RSUs comprising the 2024 LTIP awards is determined by dividing the target value of the 2024 LTIP awards shown in the “LTIP Target Value” column of the table above by the closing price of the Company's common stock on the date of grant of $12.34 per share. The difference in value between the target value of the 2024 LTIP awards shown in the “LTIP Target Value” column and the “ASC 718 Value” column in the table above is solely due to the different requirements of ASC 718 as applied to the different kinds of 2024 LTIP awards. Under ASC 718, both the TB-RSUs and the portion of the PB-RSUs tied to financial metrics are also valued for accounting purposes using the Company's common stock price on the date of grant of $12.34 per share. However, the portion of the PB-RSUs tied to rTSR is valued using a “Monte Carlo valuation” on the date of grant, which instead of using the Company's common stock price on the date of grant of $12.34, simulates a distribution of stock prices throughout the remaining performance period for such PB-RSUs, resulting in a weighted grant date fair value for accounting purposes for such PB-RSUs of $13.45 per share. For other equity grants made in 2024 to our NEOs, see "Other 2024 Equity Grants for Named Executive Officers" below.

38	2025 Proxy Statement

Executive Compensation
Other 2024 Equity Grants for Named Executive Officers
Brendan Tansill Sign-On Equity Grant
In connection with Mr. Tansill's appointment as Executive Vice President and President, Digital Banking, he received an equity sign-on award in February 2024 in the form of TB-RSUs with a grant date value of $1,500,000 vesting ratably over a three year period, subject to pro rata acceleration in the event of Mr. Tansill’s departure in connection with a sale of the Company’s Digital Banking business. The Committee determined Mr. Tansill's sign-on equity award value based on amounts awarded to similarly situated executives and to incentivize Mr. Tansill to join the Company. On September 30, 2024, a pro rata portion of the grant vested upon the consummation of the Digital Banking Sale and Mr. Tansill's departure from the Company. The Company granted no other equity awards to Mr. Tansill during 2024.
James G. Kelly Executive Chair Appointment Grant
In connection with his appointment as Executive Chair, in May 2024 Mr. Kelly was awarded equity incentive grants consistent with the equity granted to other NEOs of the Company under the 2024 LTIP program on March 15, 2024 (the “2024 Annual Award Grant Date”). The award consisted of TB-RSUs with a grant date value of $1,000,000 and PB-RSUs with a grant date value of $1,000,000. The TB-RSUs vest in three equal installments on each anniversary of the 2024 Annual Award Grant Date. The PB-RSUs are subject to the achievement of the same performance metrics set forth in the awards granted to other executive officers under the 2024 LTIP, with 50% of the award value subject to free cash flow metrics and 50% of the award value subject to performance based on rTSR metrics. The PB-RSUs cliff vest on the third anniversary of the 2024 Annual Award Grant Date.
Market-Based Restricted Stock Unit Grants
In connection with the Company's ongoing strategic initiatives and transformation efforts during 2024, including the Digital Banking Sale, the Company's leverage reduction initiatives and the planned restructuring of the Company’s hardware business, the Committee approved grants of one-time market-based restricted stock units in November 2024 to a group of key executives (including our NEOs other than Mr. Tansill) and employees to motivate and further incentivize executives as the Company continues to focus on long-term growth and to further align executive performance and stockholder interests. Messrs. Kelly, Schoch, Webb-Walsh and Wilkinson and Ms. Sterrett received awards valued at $1,500,000, $1,000,000, $1,500,000, $3,000,000 and $1,500,000, respectively. Under the market-based restricted stock unit grant, the number of awards that vest are subject to the satisfaction of performance-based vesting conditions tied to the Company’s common stock price.

Stock Price Threshold	Payout
$22.00	100%
$24.00	125%
$26.00	150%
The November 2024 grants of PB-RSUs cliff vest at the end of a three-year performance period commencing on November 8, 2024, subject to the achievement of the performance-based vesting conditions tied to the Company's common stock price. The vesting conditions require that during the 3-year performance period prior to November 8, 2027, the twenty-trading day trailing average price for the Company’s common stock must equal or exceed a stock price threshold of $22.00 for twenty consecutive trading days. In addition, should the twenty-trading day trailing average price for the Company’s common stock equal or exceed $24.00 at any time during the performance period for twenty consecutive trading days, the payout will be 125% and should the twenty-trading day trailing average price for the Company’s common stock equal or exceed $26.00 at any time during the performance period for twenty consecutive trading days, the payout will be 150%. Payouts for stock prices between the applicable thresholds are calculated applying linear

2025 Proxy Statement	39

Executive Compensation
interpolation. See the "Summary Compensation Table" and the "Grants of Plan-Based Awards Table" in the Executive Compensation Tables section of this proxy statement for additional detail regarding the November 2024 grants of PB-RSUs made to our NEOs (other than Mr. Tansill).
PB-RSU Awards Granted in 2022
In 2022, the Committee granted 100% of the 2022 annual LTIP award value in the form of PB-RSUs, half of which were certified based on Company performance as of the Spin-Off and converted into time-based only awards, as discussed in our Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 17, 2024 under the sections titled “Equity Award Adjustments in Connection with the Spin-Off” and "2022 PB-RSUs Performance Achievement.” These awards vested for Messrs. Wilkinson and Schoch in February 2025 under the original vesting schedule based on continued service.
2022 PB-RSUs – Total Shareholder Return Award
The other half of the 2022 annual LTIP award was subject to a combined three-year total shareholder return (“TSR”) performance metric of NCR Voyix and NCR Atleos. The performance period was assessed from February 25, 2022 to December 31, 2024 based on the combined TSR metrics attained by NCR Voyix and NCR Atleos (i.e., with the ending share price for purposes of such awards calculated by adding together the sum of the applicable NCR Voyix average stock price and the applicable NCR Atleos average stock price (as adjusted for the Spin-Off distribution ratio)) for the entire three-year performance period. The performance was based on the percentile ranking against S&P Midcap 400 Value Index. The Committee approved the threshold, target and maximum payout levels for TSR percentile rank which, if achieved, would have resulted in payout at 50%, 100%, and 200%, respectively. A threshold of 25th percentile needed to be achieved before any payout would be made with respect to the award. The TSR performance resulted in a percentile ranking of 20.3, which did not meet the minimum threshold and resulted in a zero payout. Since the performance criteria was not met, the 2022 PB-RSUs were forfeited for Messrs. Wilkinson and Schoch.
See the definitions of the applicable TSR metrics in the "Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables" section below.
Other Benefits and Perquisites
Like our other full-time salaried U.S. employees, the NEOs participate in our 401(k) plan and our health and welfare benefit programs designed to attract, retain and motivate our workforce and keep us competitive with other employers. Our 401(k) plan encourages employees to save and prepare financially for retirement. Health and welfare benefits help our workforce stay healthy, focused and productive.
Our NEOs are eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy. These benefits, which do not represent a significant portion of our NEOs’ total compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and protect the health and security of our key executives. These benefits are reported as “All Other Compensation” in our "Summary Compensation Table" in the "Executive Compensation Tables" section. They include a financial planning allowance of up to $12,000, executive medical exams, relocation benefits to certain of our NEOs, Company-paid life insurance premiums, and 401(k) retirement plan contributions.
We do not provide tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees.

40	2025 Proxy Statement

Executive Compensation
Agreements with Our Named Executive Officers
Messrs. Kelly, Webb-Walsh, Schoch and Ms. Sterrett have agreements with the Company that generally set forth, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation and applicable restrictive covenants. These agreements generally are not updated to reflect ordinary-course compensation changes. Agreements were also in effect for Messrs. Wilkinson and Tansill for 2024. In addition, Mr. Wilkinson entered into a separation agreement with the Company that detailed certain key terms with respect to his separation from the Company as described below.
James G. Kelly. In connection with his appointment as President and Chief Executive Officer, Mr. Kelly and the Company entered into a letter agreement dated February 4, 2025. The letter agreement describes Mr. Kelly's salary, incentive opportunities and awards and benefit plan participation. Mr. Kelly’s equity-based incentive awards will vest in full upon a “Qualifying Termination” (as defined in the 2024 Executive Severance Plan). Such awards will also be eligible to vest upon Mr. Kelly’s voluntary retirement following his attainment of (x) both the age of sixty-five (65) and completion of at least five (5) years of combined employment and board service for the Company, or (y) any other combination of age and combined employment and board service that equals seventy (70), subject in each case to Mr. Kelly’s provision of at least six (6) months’ notice of intent to retire, and provided that equity-based incentive awards issued within twelve (12) months of retirement will not be eligible for retirement-based vesting acceleration. Mr. Kelly’s letter agreement also provides that Mr. Kelly will participate in the 2024 Executive Severance Plan; provided, that all cash severance payments to which Mr. Kelly may become entitled to under the 2024 Executive Severance Plan will be paid in three (3) equal installments, payable on each of the first three (3) anniversaries of Mr. Kelly’s termination of employment. Mr. Kelly’s letter agreement also contains customary employment terms and conditions, and restrictive covenants applicable to Mr. Kelly, including non-disclosure and, for three (3) years post-termination, non-solicitation of Company employees and customers, non-compete and non-disparagement.
Prior to his appointment as President and Chief Executive Officer, Mr. Kelly served as Executive Chair of the Board from May 8, 2024 through February 4, 2025. The terms of Mr. Kelly's May 8, 2024 letter agreement for the Executive Chair role provided his initial salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Mr. Kelly’s letter agreement also provided for Mr. Kelly’s eligibility to participate in the 2024 Executive Severance Plan; provided, that, in the event that Mr. Kelly ceased being the Executive Chair of the Board but thereafter remained in service to the Company as a non-employee director of the Board, such termination would not constitute a “Qualifying Termination” under the 2024 Executive Severance Plan. Mr. Kelly's equity awards are governed by the terms of the applicable award agreements and the 2017 Stock Plan.
Brian Webb-Walsh. Mr. Webb-Walsh’s June 9, 2023 letter agreement describes his initial salary, sign-on bonus, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Pursuant to his letter agreement, Mr. Webb-Walsh was entitled to a separation benefit of one and one-half times (1.5x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason) and, in the event of a change in control, a separation benefit of three times (3x) salary plus target bonus. Pursuant to his letter agreement, if his employment was terminated other than for Cause or if he resigned for Good Reason, his unvested sign-on equity awards would vest immediately. “Cause” and “Good Reason” generally have the same meanings noted for Mr. Wilkinson below.
On March 13, 2024, Mr. Webb-Walsh’s letter agreement was amended to reflect that the separation benefits set out in his letter agreement have been replaced by participation in, and the terms of, the 2024 Executive Severance Plan.

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Executive Compensation
Kelli Sterrett. Ms. Sterrett's July 26, 2023 letter agreement describes her initial salary, sign-on bonus, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Pursuant to her letter agreement, if her employment is terminated other than for Cause or if she resigns for Good Reason, her unvested sign-on equity awards will vest immediately, and she will be entitled to separation benefits described in the 2024 Executive Severance Plan, as applicable. “Cause” and “Good Reason” generally have the same meanings noted for Mr. Wilkinson below. Ms. Sterrett's equity awards are governed by the terms of the applicable award agreements and the 2017 Stock Plan.
David Wilkinson. Mr. Wilkinson’s September 25, 2023 employment agreement describes his salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Pursuant to his letter agreement, Mr. Wilkinson was entitled to a separation benefit of one times (1x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason) and, in the event of a change in control, a separation benefit of two times (2x) salary plus target bonus.
Mr. Wilkinson’s employment agreement was amended on March 13, 2024 to incorporate the 2024 Executive Severance Plan. As a result, Mr. Wilkinson was entitled to a separation benefit of two times (2x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason) and, in the event of a change in control, a separation benefit of two and half times (2.5x) salary plus target bonus, in each case subject to the other terms and benefits set forth in the 2024 Executive Severance Plan. Mr. Wilkinson’s equity awards are governed by the terms of the applicable award agreements and the 2017 Stock Plan.
In connection with Mr. Wilkinson's departure from the Company, on February 4, 2025, the Company entered into a separation and release agreement with Mr. Wilkinson, which confirms his severance benefits and post-termination obligations under his employment agreement, the 2024 Executive Severance Plan and the agreements governing his outstanding equity awards. Pursuant to the separation agreement, Mr. Wilkinson agreed to a general waiver and release of claims in favor of the Company. In addition, Mr. Wilkinson agreed to provide transition services, as an independent contractor of the Company, from February 4, 2025 through April 5, 2025. In exchange for the promises in Mr. Wilkinson’s separation agreement, Mr. Wilkinson received (i) cash severance payments and benefits consistent with the provisions of his employment agreement as amended on March 13, 2024 and the 2024 Executive Severance Plan; (ii) his accrued, but unpaid short-term cash incentive bonus for calendar year 2024; (iii) a prorated short term cash incentive bonus for calendar year 2025; (iv) prorated vesting and settlement of previously granted TB-RSUs, based on his continued services through the last day of his transition services period and subject to the terms set forth in the 2017 Stock Plan; (v) prorated vesting and settlement of certain previously granted PB-RSUs, based on actual performance at the end of the performance period and continued services through the last day of his transition services period, and subject to the terms set forth in the 2017 Stock Plan; and (vi) a consulting fee of $15,000 per month that Mr. Wilkinson provides transition services, subject to Mr. Wilkinson’s reaffirmation of his general waiver and release of claims in favor of the Company.
Eric Schoch. Mr. Schoch’s October 28, 2016 letter agreement describes his initial salary, incentive opportunities and awards, benefit plan participation and related items. In connection with his appointment as Executive Vice President and President, Retail, Mr. Schoch’s letter agreement was amended on September 15, 2023. Mr. Schoch was also eligible to participate in the 2024 Executive Severance Plan. As a result, Mr. Schoch is entitled to a separation benefit of one times (1x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason (each, as defined in the 2024 Executive Severance Plan)) and, in the event of a change in control, a separation benefit of two times (2x) salary plus target bonus, subject to the other terms and benefits under the 2024 Executive Severance Plan. Mr. Schoch’s equity awards are governed by the terms of the applicable award agreements and the 2017 Stock Plan.

42	2025 Proxy Statement

Executive Compensation
On February 11, 2025, Mr. Schoch departed from his role as Executive Vice President and President, Retail and transitioned to an operational leadership role at the Company. There was no change in Mr. Schoch’s compensation in connection with this transition, and he remained a participant in the 2024 Executive Severance Plan.
Brendan Tansill. Mr. Tansill’s December 22, 2023 letter agreement describes his salary, sign-on bonus, incentive opportunities and awards, benefit plan participation and related items. Mr. Tansill’s letter agreement also provided that, in the event that all or substantially all of the Company’s Digital Banking business or assets were sold, Mr. Tansill would be eligible for a cash deal bonus up to $4,000,000 as well as pro rata acceleration of his sign-on equity award. Further, Mr. Tansill was eligible to participate in the Company’s 2024 Executive Severance Plan; provided, that, in the event that all or substantially all of the Company’s Digital Banking business or assets were sold and Mr. Tansill accepted a role with the buyer of the Digital Banking business, then Mr. Tansill would not be eligible to receive severance benefits. Mr. Tansill's equity awards are governed by the terms of the applicable award agreements and the 2017 Stock Plan.
In connection with the Digital Banking Sale, on September 30, 2024, Mr. Tansill’s employment with the Company terminated and he accepted a role with the buyer. Accordingly, he was not eligible for severance under the 2024 Executive Severance Plan. He received a deal bonus of $4,000,000 described above based on the consideration paid in the Digital Banking sale and pro rata acceleration of his sign-on equity award.
Severance Benefits - 2024 Executive Severance Plan
Change in Control (CIC) Severance
If the Company considers potential change in control transactions, we want to ensure that our key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way in order to support stockholder value. For these reasons, our 2024 Executive Severance Plan for our senior executive team has certain provisions applicable to a change in control. Under this plan, in the event of a change in control, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination within the six-month period prior to, or the two-year period following, the change in control. There are no tax gross-ups under the plan. The 2024 Executive Severance Plan has three benefit levels that apply to our NEOs in the event of a qualifying termination connected to a change in control, as described in greater detail below.
Standard (Non-CIC) Severance
We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent. Our 2024 Executive Severance Plan provides certain severance benefits in the event employment ends in a qualifying termination not connected to a change in control. Under the 2024 Executive Severance Plan, severance will not be paid to NEOs who voluntarily resign from Company service (other than for good reason) and no additional amounts will be paid under the Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.
For more about these severance benefits and the multipliers used to determine the executives’ benefits, see the “Potential Payments Upon Termination or Change in Control” section below.

2025 Proxy Statement	43

Executive Compensation
Hedging and Pledging Policy
Our Insider Trading Policy incorporates the Company’s prohibitions against hedging, pledging and related transactions. The Insider Trading Policy applies to all officers, directors and employees (including temporary employees) of the Company and its subsidiaries, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in the Company’s securities are directed by or subject to the influence or control of, any such person.
In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of NCR Voyix equity securities, our Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging activities or transactions of derivative securities of the Company at any time. In addition, because a margin or foreclosure sale may occur at a time when individuals are in possession of material nonpublic information or otherwise are not permitted to trade in NCR Voyix securities, our directors, executive officers and designated key employees are prohibited from taking margin loans where NCR Voyix securities are used, directly or indirectly, as collateral for the loan. Such individuals are also prohibited from pledging NCR Voyix securities as collateral for a loan.
Stock Ownership Requirements
Our Board has adopted stock ownership guidelines for our executive leadership team to foster equity ownership and align the interests of our executive leadership team with those of our stockholders. Within five years of his or her initial appointment to the position, our executive officers are expected to beneficially own at least the following number of shares:
•For the Chief Executive Officer: equal to six times base salary
•For the Chief Financial Officer: equal to three times base salary
•For all other NEOs: equal to three times base salary
•For the Chief Accounting Officer: equal to one times base salary
Shares that count towards satisfaction of the stock ownership levels include shares owned personally, unvested TB-RSUs, and stock acquired through our Employee Stock Purchase Plan. Unearned PB-RSUs and unexercised stock options (vested and unvested) do not count toward the minimum ownership levels. Newly hired or promoted executives have five years to reach their ownership levels. Each of our NEOs was within the grace period or was in compliance with the stock ownership guidelines as of the Record Date of the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any member or proposed member of the Committee is an executive officer.

44	2025 Proxy Statement

Executive Compensation
Compensation Clawback Policy
We adopted an updated clawback policy in 2023 to comply with newly enacted NYSE rules that track the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy generally provides that short-term and long-term incentive awards provided to our executive officers, including our NEOs, that are granted, vested or paid based on the achievement of a financial reporting measure (“covered compensation”), will be subject to clawback (forfeiture or repayment) subject to certain limited regulatory exceptions, as directed by the Committee, if:
•There is an accounting restatement of the Company’s financial statements, and
•The amount of covered compensation granted, vested or paid to the executive officer exceeds the amount of covered compensation that otherwise would have been granted, vested or paid to the executive officer had such compensation been determined based on the applicable restatement.
The clawback obligation is irrespective of any finding of misconduct by any current or former executive officer. This policy applies to all incentive-based compensation (including cash bonus payments) received by our current and former executive officers on or after October 2, 2023, which is the effective date specified in the NYSE listing standards.
Option Grant Policies and Practices
We do not currently grant equity in the form of stock options, stock appreciation rights, or similar option-like instruments, and we have not granted any equity in the form of stock options since 2020. As such, we do not currently have any policies or practices in place with respect to the timing of such awards in relation to the disclosure of material non-public information.

2025 Proxy Statement	45

Executive Compensation
Preview of 2025 Compensation Program
The Committee regularly reviews the design and effectiveness of the Company’s executive compensation design plan. In February 2025, the Committee approved the 2025 executive compensation plan design to continue to emphasize pay for performance.
For the 2025 AIP, the Committee determined to replace the strategic scorecard (previously weighted 20%) with percentage of recurring revenue (10%), customer net promoter score (5%), and employee satisfaction score (5%). The Committee selected these categories to motivate and drive execution of the Company’s business strategy. In addition, for the 2025 LTIP the Committee selected pro forma cash flow in lieu of the free cash flow conversion metric used in the 2024 LTIP.

Overview of 2025 Program
Annual Incentive Plan ("AIP")
Metrics for the 2025 AIP:
•Adjusted EBITDA weighted at 50%
•Revenue weighted at 30%
•Percentage of recurring revenue weighted at 10%
•Customer net promoter score weighted at 5%
•Employee satisfaction score weighted at 5%

Long-Term Incentive Plan ("LTIP")	Annual 2025 LTIP Mix: •50% PB-RSUs with 3-year cliff vesting •50% TB-RSUs with 3-year ratable vesting
Metrics for 2025 PB-RSUs: •50% of PB-RSUs: Pro Forma Free Cash Flow •50% of PB-RSUs: rTSR with Peer Group S&P 600 Information Technology
2025 AIP Metrics

5%
Customer Net
Promoter Score
5%
Employee
Satisfaction Score
10%
Recurring
Revenue
50%
Adjusted
EBITDA
30%
Revenue

2025 LTIP Mix

50%
Time
Based
RSUs
50%
Relative Total
Shareholder
Return
(rTSR)
50%
Pro Forma
Free Cash Flow
50%
Performance-
Based RSUs

46	2025 Proxy Statement

Executive Compensation
Compensation and Human Resource Committee Report
The Compensation and Human Resource Committee of our Board of Directors reviewed and discussed the foregoing Compensation Discussion & Analysis (“CD&A”) with management. Based on that review and those discussions, the Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.
The Compensation and Human Resource Committee
Kevin Reddy, Chair
Catherine Burke, member
Janet Haugen, member
Kirk Larsen, member

Executive Compensation Tables
These Executive Compensation Tables use capitalized terms, certain of which are defined in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section of this proxy statement, including certain terms used with respect to the metrics established for the Company’s incentive plans.
Summary Compensation Table
The following Summary Compensation Table shows the total compensation paid to or earned by each of our NEOs with respect to each of the fiscal years ending December 31, 2024 and December 31, 2023.

Summary Compensation Table for 2024 ($)
Name and Principal Position (a)	Year (b)	Salary (c)(1)	Bonus (d)(2)	Stock Awards (e)(3)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)(4)	All Other Compensation (h)(5)	Total (i)

James G. Kelly President and Chief Executive Officer (Former Executive Chair)	2024	$344,808	$39,212	$3,546,288	—	$121,493	$117,100	$4,168,901
Brian Webb-Walsh Executive Vice President and Chief Financial Officer	2024	$550,000	$60,390	$3,552,418	—	$187,110	$13,097	$4,363,015
	2023	$236,923	$1,074,000	$2,003,760	—	$253,151	$3,962	$3,571,796
Kelli Sterrett Executive Vice President, General Counsel & Secretary	2024	$500,000	$38,430	$3,029,938	—	$119,070	$9,119	$3,696,557
	2023	$200,000	—	$500,813	—	$146,712	$215	$847,740
David Wilkinson Former Chief Executive Officer	2024	$800,000	$131,760	$8,672,325	—	$408,240	$18,097	$10,030,422
	2023	$560,607	—	$69,314	$25,425	$1,200,000	$24,076	$1,879,422
Brendan Tansill Former Executive Vice President and President, Digital Banking	2024	$316,058	$4,000,000	$1,499,997	—	—	$12,879	$5,828,934
Eric Schoch Former Executive Vice President and President, Retail	2024	$500,000	$54,900	$2,803,691	—	$170,100	$153,852	$3,682,543
	2023	$504,321	$250,200	$1,039,045	$4,696	$157,288	$54,705	$2,010,255

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Executive Compensation
(1)This column shows base salary payments received by our NEOs in 2024. For 2023, the payments to Mr. Webb-Walsh and Ms. Sterrett are based on the portion of the year in which they were employed by NCR Voyix following their hire dates of July 17, 2023 and August 1, 2023, respectively. The payment to Mr. Kelly is based on the portion of the year in which he was employed by NCR Voyix following his appointment as Executive Chair effective May 8, 2024. For further details, see “Agreements with Our Named Executive Officers” in the "Compensation Discussion and Analysis" section. The cash compensation paid to Mr. Kelly for his service as Independent Chair of the Board from January 1, 2024 through May 8, 2024 is included in the “All Other Compensation” column of this table. For additional detail about the compensation that Mr. Kelly received as Independent Chair of the Board prior to May 8, 2024, see the “Director Compensation Table” section of this proxy statement.
(2)For Mr. Tansill, the reported bonus amount is a transaction bonus for 2024 related to the Company’s sale of the Digital Banking business on September 30, 2024. The amounts in this column for Messrs. Kelly, Schoch, Webb-Walsh, Wilkinson and Ms. Sterrett include the portion of the 2024 AIP bonus payout that corresponds to the adjustment made by the Committee from 34% to 45% as described in the CD&A under the heading "2024 Performance Objectives and Results" of this proxy statement.
(3)This column shows the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of all of the stock awards granted to our NEOs in 2024. The number of shares of the Company's common stock subject to all of all of the stock awards granted to our NEOs in 2024 was determined by dividing the target value of such awards as approved by the Committee by the closing price of the Company's common stock on the date of grant. Under ASC 718, the grant date fair values of the TB-RSUs and the portion of the PB-RSUs tied to financial metrics are also determined using the Company's common stock price on the date of grant, which was $12.34 per share for the 2024 LTIP awards, $12.47 per share for the appointment grants of TB-RSUs and PB-RSUs for Mr. Kelly, and $15.18 for the appointment grant of TB-RSUs for Mr. Tansill. However, the portion of the PB-RSUs tied to rTSR for both the 2024 LTIP awards and for the appointment grants for Mr. Kelly are valued for accounting purposes using a Monte Carlo valuation on the date of grant, which instead of using the Company's common stock price on the date of grant, simulates a distribution of stock prices throughout the remaining performance period for such PB-RSUs, resulting in a weighted grant date fair value for accounting purposes for such PB-RSUs of $13.45 per share for the 2024 LTIP awards and $13.52 per share for the appointment grants for Mr. Kelly. The stock awards shown in this column are as follows:

NEO	2024 LTIP: TB-RSUs	2024 LTIP: PB-RSUs	November 2024 PB-RSUs	Appointment Grants

James G. Kelly	—	—	$1,462,473	$2,083,815
Brian Webb-Walsh	$999,997	$1,089,948	$1,462,473	—
Kelli Sterrett	$750,001	$817,464	$1,462,473	—
David Wilkinson	$2,750,006	$2,997,373	$2,924,946	—
Brendan Tansill	—	—	—	$1,499,997
Eric Schoch	$875,005	$953,713	$974,973	—
(4)This column shows the earned payouts under the 2024 AIP, excluding the portion of the 2024 AIP bonus payout for Messrs. Kelly, Schoch, Webb-Walsh and Wilkinson and Ms. Sterrett that corresponds to the adjustment made by the Committee from 34% to 45%. For Mr. Kelly, the value is prorated based on his appointment as Executive Chair on May 8, 2024.
(5)The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites, personal benefits, 401(k) plan contributions, relocation expense and associated tax gross-up and certain other compensation provided to our NEOs. Additional details regarding these amounts are included in the “All Other Compensation Table” below and the “Agreements with Our Named Executive Officers” section above.

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All Other Compensation Table
The following table shows the value of Company-paid perquisites and other personal benefits, insurance premiums and Company matching contributions to the NCR Voyix Savings Plan, our broad-based 401(k) plan, on behalf of our NEOs in 2024:

All Other Compensation
NEO	Relocation and Tax Gross-Up(1)	Director Retainer(2)	Executive Medical(3)	Financial Planning Allowance(4)	Life Insurance Premiums(5)	Company Contributions to 401(k) Plans(6)	Total

James G. Kelly	—	$107,253	—	—	$1,597	$8,250	$117,100
Brian Webb-Walsh	—	—	—	—	$1,597	$11,500	$13,097
Kelli Sterrett	—	—	—	—	$1,452	$7,667	$9,119
David Wilkinson	—	—	$5,000	—	$1,597	$11,500	$18,097
Brendan Tansill	—	—	—	—	$1,379	$11,500	$12,879
Eric Schoch	$134,075	—	$5,000	$1,825	$1,452	$11,500	$153,852
(1)This column shows relocation expenses related to our NEOs. For Mr. Schoch, the amount shown includes a tax gross-up of $38,697. Mr. Schoch's relocation began in 2023 and was completed in 2024.
(2)This column shows the cash compensation for Mr. Kelly for his service as Independent Chair of the Board from January 1, 2024 through May 8, 2024.
(3)This column shows the Company-paid executive physical benefits available to select NEOs in 2024 under our Executive Medical Exam Program. Messrs. Wilkinson and Schoch used the Program in 2024.
(4)This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Program.
(5)This column shows the value of Company-paid premiums for life insurance for the benefit of our NEOs.
(6)This column shows Company matching contributions to our broad-based 401(k) plan, which the Company also makes for non-executive participants in that plan.

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Grants of Plan-Based Awards Table for 2024
The following table shows the equity and non-equity incentive plan awards approved by the Committee for our NEOs during 2024. Equity awards were made under our 2017 Stock Plan. Non-equity incentive plan awards were made under our 2024 AIP. These plans and related awards are described in the "Compensation Discussion & Analysis" section above.

Named Executive Officer	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

James G. Kelly	AIP		178,562	357,123	714,246	—	—	—	—	—
	PB-RSUs	5/10/2024(3)	—	—	—	40,097	80,193	160,386	—	1,083,808
	TB-RSUs	5/10/2024	—	—	—	—		—	80,193	1,000,007
	PB-RSUs	11/8/2024(5)	—	—	—	52,120	104,239	208,478	—	1,462,473
Brian Webb-Walsh	AIP		275,000	550,000	1,100,000	—	—	—	—	—
	PB-RSUs	3/15/2024(4)	—	—	—	40,519	81,037	162,074	—	1,089,948
	TB-RSUs	3/15/2024	—	—	—	—		—	81,037	999,997
	PB-RSUs	11/8/2024(5)	—	—	—	52,120	104,239	208,478		1,462,473
Kelli Sterrett	AIP		175,000	350,000	700,000	—	—	—	—	—
	PB-RSUs	3/15/2024(4)	—	—	—	30,389	60,778	121,556	—	817,464
	TB-RSUs	3/15/2024	—	—	—	—		—	60,778	750,001
	PB-RSUs	11/8/2024(5)	—	—	—	52,120	104,239	208,478	—	1,462,473
David Wilkinson	AIP		600,000	1,200,000	2,400,000	—	—	—	—	—
	PB-RSUs	3/15/2024(4)	—	—	—	111,427	222,853	445,706	—	2,997,373
	TB-RSUs	3/15/2024	—	—	—	—		—	222,853	2,750,006
	PB-RSUs	11/8/2024(5)	—	—	—	104,239	208,478	416,956	—	2,924,946
Brendan Tansill	AIP		—	—	—	—	—	—	—	—
	TB-RSUs	2/1/2024	—	—	—	—		—	98,814	1,499,997
Eric Schoch	AIP		250,000	500,000	1,000,000	—	—	—	—	—
	PB-RSUs	3/15/2024(4)	—	—	—	35,454	70,908	141,816	—	953,713
	TB-RSUs	3/15/2024	—	—	—	—		—	70,908	875,005
	PB-RSUs	11/8/2024(5)	—	—	—	34,746	69,492	138,984	—	974,973
(1)These columns show potential award levels based on performance under our 2024 AIP. Actual payouts earned under this plan are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2024 above. The values are prorated for Mr. Kelly based on his appointment as Executive Chair of the Board on May 8, 2024. Mr. Tansill was not eligible to receive a 2024 AIP bonus as a result of his departure from the Company on September 30, 2024 upon consummation of the Digital Banking Sale.
(2)This column shows the threshold, target and maximum shares that could be received under PB-RSUs awarded in 2024.
(3)The last column in this row shows the accounting grant date fair value as determined in accordance with FASB ASC Topic 718 of the PB-RSUs awarded to Mr. Kelly as part of his appointment grant in May 2024. These PB-RSUs are subject to the following vesting conditions: (i) 50% of the PB-RSUs vest based on our TSR performance after a performance period from January 1, 2024 through December 31, 2026 relative to the TSR after the same period for the companies in the S&P 600 Information Technology Index, and to the extent earned, will cliff-vest on March 15, 2027, and (ii) 50% of the PB-RSUs vest based on our achievement of Free Cash Flow metrics during a performance period from January 1, 2024 through December 31, 2026. Vesting of these PB-RSUs is generally subject to Mr. Kelly’s continued employment through the applicable vesting dates.
(4)The last column in this row shows the accounting grant date fair value as determined in accordance with FASB ASC Topic 718 of the PB-RSUs granted to all of our NEOs (other than Messrs. Kelly and Tansill) as part of the 2024 LTIP awards in March 2024. These PB-RSUs are subject to the following vesting conditions: (i) 50% of the PB-RSUs vest based on our TSR performance after a performance period from January 1, 2024

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through December 31, 2026 relative to the TSR after the same period for the companies in the S&P 600 Information Technology Index, and to the extent earned, will cliff-vest on March 15, 2027, and (ii) 50% of the PB-RSUs vest based on our achievement of Free Cash Flow metrics during the a performance period from January 1, 2024 through December 31, 2026. Vesting of these PB-RSUs is generally subject to the NEO’s continued employment through the applicable vesting dates.
(5)The last column in this row shows the accounting grant date fair value of as determined in accordance with FASB ASC Topic 718 of the PB-RSUs awarded to our NEOs (other than Mr. Tansill) in November 2024. These PB-RSUs are subject to vesting conditions tied to the Company’s stock price. The performance-based vesting conditions require that at any time during the 3-year performance period prior to November 8, 2027, the twenty-trading day trailing average price for the Company’s common stock must equal or exceed a stock price threshold of $22.00 for twenty consecutive trading days. In addition, should the twenty-trading day trailing average price for the Company’s common stock equal or exceed $24.00 at any time during the performance period for twenty consecutive trading days, the payout will be 125% and should the twenty-trading day trailing average price for the Company’s common stock equal or exceed $26.00 at any time during the performance period for twenty consecutive trading days, the payout will be 150%. Payouts for stock prices between the prices provided herein will be calculated by applying linear interpolation. Vesting of these PB-RSUs is generally subject to the NEO’s continued employment through the vesting date.

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Executive Compensation
Outstanding Equity Awards at Fiscal Year-End 2024 Table
The following table provides details about the outstanding NCR Voyix equity awards held by our NEOs as of December 31, 2024. Upon the closing of the Digital Banking Sale on September 30, 2024, a pro rata portion of Mr. Tansill’s outstanding NCR Voyix equity awards accelerated and vested in accordance with the terms specified in his award agreement, and the remaining portion of his outstanding awards were forfeited.

NCR Voyix LTI Awards
Named Executive Officer	Grant Date	Option Awards			Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
James G. Kelly	11/8/2024(12)	—	—	—	—	—	104,239	1,442,668
	5/10/2024(8)	—	—	—	—	—	80,193	1,109,871
	5/10/2024(9)	—	—	—	80,193	1,109,871	—	—
Brian Webb-Walsh	11/8/2024(12)	—	—	—	—	—	104,239	1,442,668
	3/15/2024(10)	—	—	—	—	—	81,037	1,121,552
	3/15/2024(11)	—	—	—	81,037	1,121,552	—	—
	8/1/2023(7)	—	—	—	130,830	1,810,687	—	—
Kelli Sterrett	11/8/2024(12)	—	—	—	—	—	104,239	1,442,668
	3/15/2024(10)	—	—	—	—	—	60,778	841,168
	3/15/2024(11)	—	—	—	60,778	841,168	—	—
	9/1/2023(6)	—	—	—	18,723	259,126	—	—
David Wilkinson	11/8/2024(12)	—	—	—	—	—	208,478	2,885,336
	3/15/2024(10)	—	—	—	—	—	222,853	3,084,286
	3/15/2024(11)	—	—	—	222,853	3,084,286	—	—
	12/21/2022(3)	—	—	—	—	—	85,617	1,184,939
	2/25/2022(4)	—	—	—	27,932	386,579	19,413	134,338
	2/12/2020(5)	207,006	22.19	2/11/2027	—	—	—	—
	2/08/2019	43,424	15.33	2/7/2026	—	—	—	—
Eric Schoch	11/8/2024(12)	—	—	—	—	—	69,492	961,769
	3/15/2024(10)	—	—	—	—	—	70,908	981,367
	3/15/2024(11)	—	—	—	70,908	981,367	—	—
	11/1/2023(7)	—	—	—	64,185	888,320	—	—
	12/21/2022(3)	—	—	—	—	—	41,520	574,637
	2/25/2022(4)	—	—	—	27,932	386,579	19,413	134,338
	2/12/2020(5)	62,102	22.19	2/11/2027	—	—	—	—
(1)The 2019 and 2020 options are fully vested.
(2)The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the tables by $13.84, which was the closing market price of NCR Voyix common stock on December 31, 2024, the last trading day of our fiscal year.
(3)Reflects the TSR portion of the 2023 equity award awarded to our NEOs in December 2022.

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(4)Performance of the TB-RSUs shown in the "Number of Stock Units That Have Not Vested" column (which were originally granted as 2022 PB-RSUs) against the applicable adjusted EBITDA and recurring revenue metrics was measured as of the date of the Spin-Off and certified at 101.7% of target, at which point such awards were converted into TB-RSUs which were eligible to continue to vest through February 25, 2025, subject to continued service through the vesting date. The 2022 PB-RSUs shown in the "Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested" column were based on the combined performance of the TSR of NCR Voyix and NCR Atleos common stock relative to the S&P MidCap 400 Value Index over the performance period between February 25, 2022 and December 31, 2024, and were eligible to cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. In accordance with the SEC rules, we are showing the value of the 2022 PB-RSUs in the "Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested" column at threshold levels based on performance through December 31, 2024. In early 2025, the Committee certified that the combined rTSR performance metric was not met, and as a result, Mr. Wilkinson forfeited 19,413 shares valued at $134,338 and Mr. Schoch forfeited 19,413 shares valued at $134,338.
(5)Premium-priced options granted on February 12, 2020 with an exercise price that includes a 15% premium over the grant date closing NCR stock price. Sign-on premium-priced options granted on August 1, 2020 have an exercise price that includes a 10% premium over the grant date closing NCR stock price.
(6)TB-RSU award that will vest in equal installments over a three-year period and will fully vest in on the three-year anniversary of the grant date, generally subject to continued Company service through each applicable vesting date.
(7)TB-RSU award that will fully vest at the end of the three-year period on the three-year anniversary of the grant date, generally subject to continued Company service through the applicable vesting date.
(8)Performance of these PB-RSUs granted to Mr. Kelly in connection with his appointment as Executive Chair of the Board on May 8, 2024 will be determined based on the combined performance of free cash flow conversion and rTSR of NCR Voyix common stock relative to the S&P 600 Information Technology Index over the performance period between January 1, 2024 and December 31, 2026, and will cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. The rTSR RSUs were trending below target as of December 31, 2024 and in accordance with SEC rules are reflected herein at the target level of achievement.
(9)TB-RSU awards granted to Mr. Kelly in connection with his appointment as Executive Chair of the Board on May 8, 2024 that will fully vest at the end of the three-year period on March 15, 2027, generally subject to continued Company service through the applicable vesting date.
(10)Performance of these 2024 LTIP PB-RSUs will be determined based on the combined performance of free cash flow conversion and rTSR of NCR Voyix common stock relative to the S&P 600 Information Technology Index over the performance period between January 1, 2024 and December 31, 2026, and will cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These rTSR RSUs were trending below target as of December 31, 2024 and in accordance with SEC rules are reflected herein at the target level of achievement.
(11)2024 LTIP TB-RSU awards that will fully vest at the end of the three-year period on the three-year anniversary of the grant date, generally subject to continued Company service through the applicable vesting date.
(12)Performance of these November 2024 PB-RSUs will be determined based NCR Voyix common stock over the performance period between November 8, 2024 and November 8, 2027, and will cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These awards reflected herein at target level achievement.

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The numbers contained in the following table reflect the equity award adjustments made in connection with the Spin-Off of NCR Atleos. For additional information about the effect of the Spin-Off on equity awards, see the "Compensation and Discussion" section of our Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 17, 2024 under the headings “Effect of the Spin-Off on Bonus” and “Long-Term Incentive Compensation.” Messrs. Schoch and Wilkinson are the only NEOs who held outstanding NCR Atleos awards as of December 31, 2024.

NCR Atleos LTI Awards
Named Executive Officer	Grant Date	Option Awards				Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Wilkinson	12/21/2022(3)	—	—	—	—	—	—	42,808	1,452,047
	2/25/2022(4)	—	—	—	—	15,840	537,293	9,706	164,614
	2/12/2020(5)	103,503	—	32.15	2/11/2027	—	—	—	—
	2/8/2019	21,712	—	22.20	2/07/2026	—	—	—
Eric Schoch	2/12/2020(5)	31,051	—	32.15	2/11/2027	—	—	—	—
(1)The 2019 and 2020 options are fully vested.
(2)The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the tables by $33.92, which was the closing market price of NCR Atleos on December 31, 2024.
(3)Reflects the TSR portion of the 2023 equity award awarded to our NEOs in December 2022.
(4)Performance of the TB-RSUs shown in the “Number of Stock Units That Have Not Vested” column (which were originally granted as 2022 PB-RSUs) against the applicable adjusted EBITDA and recurring revenue metrics was measured as of the date of the Spin-Off and certified at 101.7% of target, at which point such awards were converted into TB-RSUs were eligible to continue to vest through February 25, 2025, subject to continued service through the vesting date. The 2022 PB-RSUs shown in the "Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested" column were based on the combined performance of the TSR of NCR Voyix and NCR Atleos common stock relative to the S&P MidCap 400 Value Index over the performance period between February 25, 2022 and December 31, 2024, and were eligible to cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. In accordance with SEC rules, we are showing the value of the 2022 PB-RSUs in the "Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested" column at threshold levels based on performance through December 31, 2024. In early 2025, the Committee certified that the combined TSR performance metric was not met, and as a result, Mr. Wilkinson forfeited 9,706 shares valued at $164,614.
(5)Premium-priced options granted on February 12, 2020 with an exercise price that includes a 15% premium over the grant date closing NCR stock price. Sign-on premium-priced options granted on August 1, 2020 have an exercise price that includes a 10% premium over the grant date closing NCR stock price.

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2024 Stock Vested Table
The following table contains information about shares acquired upon the vesting of RSUs held by our NEOs during 2024. None of our NEOs exercised options in 2024. In connection with the Spin-Off of NCR Atleos, Mr. Wilkinson’s then-outstanding awards were adjusted and the table below reflects the value of certain of his NCR Atleos shares that vested during 2024. For additional information about the effect of the Spin-Off on equity awards, see the sections titled “Effect of the Spin-Off on Bonus” and “Long-Term Incentive Compensation” in our Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 17, 2024.

Stock Vested - 2024
NEO	Number of NCR Voyix Corporation Shares Acquired on Vesting	Number of NCR Atleos Corporation Shares Acquired on Vesting	Value Realized of NCR Voyix Corporation Shares on Vesting(1)	Value Realized of NCR Atleos Corporation Shares on Vesting(2)	Total Value Realized on Vesting
James G. Kelly	—	—	—	—	$—
Brian Webb-Walsh	—	—	—	—	$—
Kelli Sterrett	9,361	—	$126,280	—	$126,280
David Wilkinson	45,445	22,722	$683,493	$478,753	$1,162,246
Brendan Tansill	21,908	—	$297,292	—	$297,292
Eric Schoch	31,243	—	$444,489	—	$444,489
(1)The value realized is the fair market value on the vesting date for NCR Voyix shares.
(2)The value realized is the fair market value on the vesting date for NCR Atleos shares.
Potential Payments Upon Termination or Change in Control
The compensation and benefits that would have been provided to our NEOs in the event of various types of employment terminations on December 31, 2024 are described below and shown in the table below. For more on these items, see the "Severance Benefits – 2024 Executive Severance Plan" and the "Agreements with Our Named Executive Officers" in the "Compensation Discussion and Analysis" section of this proxy statement.
The information provided below reflects the payments that would have been required in the event of various types of employment terminations on December 31, 2024. All outstanding options held by our NEOs are fully vested.
Treatment of Equity - Termination Connected with Change in Control
The general rules for treatment for outstanding equity awards granted through 2024 in the event of a Change in Control are described below.
TB-RSUs. Under our 2017 Stock Plan and award agreements, the timing of any accelerated vesting for unvested TB-RSUs awarded to our NEOs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer is a public company and does not assume the awards or if the acquirer is a private company, they immediately vest. If the acquirer is a public company and assumes the awards, they vest and become exercisable if the Company terminates the NEO’s employment within 24 months of the transaction for reasons other than cause or disability, or if the NEO resigns for good reason within such 24-month period.
PB-RSUs. Under our 2017 Stock Plan and award agreements, the timing for vesting of unvested PB-RSUs depends upon year of grant and whether the acquirer assumes the awards in the change in control.

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For 2022 PB-RSUs, if the acquirer is a public company and does not assume the awards or if the acquirer is a private company, they vest immediately, based on actual performance of achieved with respect to the applicable performance goals measured as of the change in control.
If the acquirer is a public company and assumes the awards, and then terminates the NEO’s employment within 24 months of the transaction for reasons other than cause or disability, or if the NEO resigns for good reason within that 24-month period, the 2022 PB-RSU awards will vest immediately based on actual performance achieved with respect to the applicable performance goals measured as of the change in control.
An additional feature applies for the 2023 PB-RSU awards (which were granted in the lead up to the Spin-Off), pursuant to which if the NEO’s employment is terminated by the Company within 24 months of a “qualified transaction” for reasons other than cause or disability, or if the NEO resigns for good reason within that 24-month period, the 2023 PB-RSU awards will vest immediately based on actual performance achieved with respect to the applicable performance goals measured as of the date of such qualified transaction. For this purpose, “qualified transaction” includes the Spin-Off, a sale of more than 50% of the assets of the Company, a change in control, or a transaction of a similar nature (as determined by the Committee).
For the 2024 PB-RSUs (other than the November 2024 PB-RSUs describe below), if the acquirer is a public company and does not assume the awards or if the acquirer is a private company, they vest immediately, based on the greater of target and actual performance (using the change in control price if such price is greater than the 20 trading day trailing average stock price prior to such change in control) achieved with respect to the applicable performance goals measured as of the change in control.
If the acquirer is a public company and assumes the awards, and then terminates the NEO’s employment within 24 months of the transaction for reasons other than cause or disability, or if the NEO resigns for good reason within that 24-month period, the 2024 PB-RSU awards will vest immediately based on the greater of target and actual performance (using the change in control price if such price is greater than the 20 trading day trailing average stock price prior to such change in control) achieved with respect to the applicable performance goals measured as of the change in control.
For the November 2024 PB-RSUs, if the acquirer is a public company and does not assume the awards or if the acquirer is a private company, they vest immediately, based on target performance for the year in which the change in control occurs and any subsequent year during the performance period, and for any completed year during the performance period, based the greater of target and actual performance achieved with respect to such completed year.
If the acquirer is a public company and assumes the awards, and then terminates the NEO’s employment within 24 months of the transaction for reasons other than cause or disability, or if the NEO resigns for good reason within that 24-month period, the November 2024 PB-RSU awards will vest immediately based on target performance for the year in which the change in control occurs and any subsequent year during the performance period, and for any completed year during the performance period, based the greater of target and actual performance achieved with respect to such completed year.
Treatment of Equity - Termination Not Connected with Change in Control
Under our 2017 Stock Plan and award agreements, the treatment of outstanding equity awards when employment ends in a termination not connected with a change in control differs based on the type of equity award, the year of grant and the reasons for the termination, as summarized below.
TB-RSUs. Unvested TB-RSUs held by our NEOs generally vest pro rata if employment ends because of retirement or termination by the Company without cause, and without pro-ration if employment ends because of death or disability. For this purpose, “retirement” means termination of employment after

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reaching age 62 with 10 years of continuous service. The pro rata portion is determined based on the length of service during the applicable vesting period. All unvested TB-RSUs are immediately forfeited if a NEO resigns for any reason or is terminated by the Company for cause.
PB-RSUs. Unvested PB-RSUs held by our NEOs generally vest pro rata at the end of the performance period if employment ends because of retirement or termination by the Company without cause, subject to achievement of the applicable performance goals following the conclusion of the performance period. If employment ends because of death or disability, unvested PB-RSUs held by our NEOs generally vest pro rata as of the termination date, based on the greater of target and actual performance achieved with respect to the applicable performance measured as of the termination date. For this purpose, “retirement” has the same meaning noted above for the TB-RSUs, other than for the 2023 PB-RSUs, which don’t have the “retirement” provision described above. The pro rata portion is determined based on the length of service during the applicable vesting period and in certain cases on our achievement of performance objectives.
An exception applies for (i) the 2022 PB-RSU awards and the 2024 LTIP PB-RSU awards, which, upon approval by the Committee or the Company’s Chief Executive Officer in their sole discretion (or in the case of the Company’s Chief Executive Officer, solely by the Committee), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (defined to mean at least age 62 with two years of continuous Company service) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement and (ii) the 2023 PB-RSU awards, which will continue to vest on their original vesting dates following a termination due to “qualified retirement” (defined to mean at least age 60 with 5 years of continuous Company service) that occurs on or after the one-year anniversary of the grant date, subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested PB-RSUs are forfeited if an NEO resigns or is terminated for cause.
All Equity Awards. In addition, all unvested equity awards are generally forfeited and deemed canceled, and the fair market value of any awards that vested during a period of up to 18 months prior to any termination of employment is subject to a repayment obligation, if during employment or the one-year period after any termination of employment an NEO competes with the Company, recruits, hires or solicits any of our employees, induces or attempts to induce any of our employees to resign or solicits business from any of our customers.
2024 Executive Severance Plan
Under the 2024 Executive Severance Plan, if an NEO’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), or if the executive resigns for “good reason,” we would provide the executive a lump sum equal to two times (2x) salary plus target bonus (as defined in the plan) for Mr. Kelly, one and one-half times (1.5x) salary plus target bonus for Mr. Webb-Walsh, or one times (1x) salary plus target bonus for Ms. Sterrett. Also, the NEOs would receive a prorated bonus payment for the year of termination, up to eighteen months of COBRA medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date.
Under the 2024 Executive Severance Plan, if the Company terminates the employment of an eligible NEO for reasons other than “cause,” death or disability, or if the executive resigns for “good reason,” in each case within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor would provide the executive a lump sum equal to two and one-half times (2.5x) salary plus target bonus (as defined in the plan) for Mr. Kelly and two times (2x) salary plus target bonus for Mr. Webb-Walsh and Ms. Sterrett. Also, the NEOs would receive a prorated bonus payment, up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date.

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“Cause” generally means the participant's: (i) failure to perform his or her employment duties; (ii) breach or violation of any agreement with the Company or the Company's Code of Conduct or any other material Company policy; (iii) commission of a material act of dishonesty or breach of trust; or (iv) indictment for, or plea of guilty or nolo contendere to, a felony or other crime or moral turpitude.
“Good reason” generally means with respect to a participant: (i) a material diminution in title; (ii) reduction in the participant's then-current salary or target bonus; (iii) relocation of the participant's office by over fifty miles; or (iv) any material breach by the Company of the terms of any agreement with the participant, the 2024 Executive Severance Plan or any equity award agreement.
“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true – the stockholders of NCR Voyix immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

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Potential Payments Upon Termination or Change in Control Table
The table below shows the estimated amounts each NEO would have received upon the occurrence of the events listed in the Table as of December 31, 2024 under the 2024 Executive Severance Plan and our 2017 Stock Plan and award agreements, with any exceptions described in the footnotes below. Mr. Tansill is not included in the table below due to his separation from the Company on September 30, 2024 in connection with the consummation of the Digital Banking Sale.

Potential Payments Upon Termination or Change in Control ($)
NEO	Involuntary Termination Without Cause or Resignation for Good Reason Upon Change in Control(1)	Involuntary Termination Without Cause or Resignation for Good Reason (Non-CIC)(2)	Death or Disability	Retirement(3)	Voluntary Resignation Without Good Reason or Termination for Cause
James G. Kelly
Cash Severance	1,100,000	550,000	—	—	—
Pro rata Bonus(4)	275,000	275,000	275,000	—	—
Equity Awards(5),(6),(7)	3,662,410	549,555	3,662,410	—	—
Welfare Benefits(8)	55,819	55,819	—	—	—
Outplacement	50,000	50,000	—	—	—
Total Benefits Payable upon Termination	5,143,229	1,480,374	3,937,410	—	—
Brian Webb-Walsh
Cash Severance	2,200,000	1,650,000	—	—	—
Pro rata Bonus(4)	550,000	550,000	550,000	—	—
Equity Awards(5),(6),(7)	5,496,459	2,479,994	5,496,459	—	—
Welfare Benefits(8)	40,682	40,682	—	—	—
Outplacement	50,000	50,000	—	—	—
Total Benefits Payable upon Termination	8,337,141	4,770,676	6,046,459	—	—
Kelli Sterrett
Cash Severance	1,700,000	850,000	—	—	—
Pro rata Bonus(4)	350,000	350,000	350,000	—	—
Equity Awards(5),(6),(7)	3,384,129	778,895	3,384,129	—	—
Welfare Benefits(8)	17,604	17,604	—	—	—
Outplacement	50,000	50,000	—	—	—
Total Benefits Payable upon Termination	5,501,733	2,046,499	3,734,129	—	—
David Wilkinson
Cash Severance	5,000,000	4,000,000	—	—	—
Pro rata Bonus(4)	1,200,000	1,200,000	1,200,000	—	—
Equity Awards(5),(6),(7)	13,650,333	4,960,499	13,650,333	—	—
Welfare Benefits(8)	55,819	55,819	—	—	—
Outplacement	50,000	50,000	—	—	—
Total Benefits Payable upon Termination	19,956,152	10,266,318	14,850,333	—	—

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Potential Payments Upon Termination or Change in Control ($)
NEO	Involuntary Termination Without Cause or Resignation for Good Reason Upon Change in Control(1)	Involuntary Termination Without Cause or Resignation for Good Reason (Non-CIC)(2)	Death or Disability	Retirement(3)	Voluntary Resignation Without Good Reason or Termination for Cause
Eric Schoch
Cash Severance	2,000,000	1,000,000	—	—	—
Pro rata Bonus(4)	500,000	500,000	500,000	—	—
Equity Awards(5),(6),(7)	4,881,148	1,963,223	4,881,148	—	—
Welfare Benefits(8)	53,515	53,515	—	—	—
Outplacement	50,000	50,000	—	—	—
Total Benefits Payable upon Termination	7,484,663	3,566,738	5,381,148	—	—
(1)This column shows payments based on occurrence of a “double trigger” event (a qualifying change in control and a qualifying termination), together with assumption of applicable equity awards in the change in control and vesting based on actual performance. For the 2022 PB-RSUs that were converted into TB-RSUs at the time of the Spin-Off, performance is reflected at 101.7%. For the 2023 and 2024 PB-RSUs, performance is reflected at 100%.
(2)This column shows the amount the executive would receive upon a termination without cause or for good reason under the terms of our 2024 Executive Severance Plan and our 2017 Stock Plan and award agreements.
(3)As of December 31, 2024, none of the NEOs met the retirement eligibility requirements.
(4)This row shows payments based on the 2024 AIP target bonus under the 2024 Executive Severance Plan.
(5)Equity valuations reflect a closing price of NCR Voyix common stock on December 31, 2024 of $13.84 and NCR Atleos common stock on December 31, 2024 of $33.92.
(6)The payments in this row include only unvested awards for which payment would accelerate in connection with the applicable termination scenario.
(7)The payments in this row reflect accelerated vesting of any applicable PB-RSU awards based on actual performance. Performance was achieved at 101.7% for the 2022 PB-RSU awards. For the 2023 and 2024 PB-RSU awards, performance is reflected at 100%.
(8)These payments reflect the NEO’s entitlements under the 2024 Executive Severance Plan.
Equity Compensation Plan Information Table
The table below shows information, as of December 31, 2024, regarding shares of NCR Voyix common stock authorized for issuance under the Company’s equity compensation plans, including our Management Stock Plan (in effect through April 25, 2006), our 2011 Amended and Restated Stock Incentive Plan (in effect through April 24, 2013, the “2011 Stock Plan”), our 2017 Stock Incentive Plan, as amended, which is our most recently adopted equity compensation plan (the “2017 Stock Plan”), and the equity incentive plan that we assumed in the Cardtronics Acquisition as noted below.

Equity Compensation Plan Information - 2024
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)

Equity compensation plans approved by stockholders:	(a)		(b)	(c)

Management Stock Plan(2)	726	(3)	—	—

2011 Stock Plan(4)	1,350	(5)	—	—

2017 Stock Plan(6)	14,680,289	(7)	$19.22	19,527,299

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Equity Compensation Plan Information - 2024
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)

Equity compensation plans not approved by stockholders:	—		—	—

Cardtronics Stock Plan(8)	128,777	(9)	$22.52	1,655,957	(10)

Moon, Inc. 2014 Stock Incentive Plan(11)	16,303	(11)	$1.11	—

Total	14,827,445		$19.18	21,183,256	(12)

(1)The weighted average exercise price does not take into account outstanding RSUs, which have no exercise price.
(2)We adopted the Management Stock Plan with stockholder approval effective January 1, 1997. We terminated the Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Plan. However, termination of the Management Stock Plan did not affect awards previously granted and outstanding under its terms.
(3)Outstanding awards consist of 726 RSUs.
(4)We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006. On April 27, 2011, we amended and restated the 2006 Stock Plan as the 2011 Stock Plan. We froze the 2011 Stock Plan effective April 24, 2013, when stockholders approved our 2013 Stock Plan. Previously granted 2011 Stock Plan Awards remain outstanding under their terms.
(5)Outstanding awards consist of 1,350 RSUs payable at 100%.
(6)Stockholders approved our 2017 Stock Plan on April 26, 2017, and it became effective on May 1, 2017.
(7)Outstanding awards consist of 6,753,434 nonqualified stock options and 7,926,855 RSUs. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.
(8)In connection with the Cardtronics Acquisition effective June 21, 2021, we assumed the Cardtronics 2007 Stock Plan (the “Cardtronics Stock Plan”) which had been approved by the stockholders of Cardtronics plc but has not been approved by the Company’s stockholders.
(9)Outstanding awards consist of (i) nonqualified stock options and TB-RSUs awarded under the Cardtronics Stock Plan before the Cardtronics Acquisition, which were converted to NCR equity awards of the same type effective June 21, 2021 in connection with such acquisition, and (ii) TB-RSUs and PB-RSUs awarded under the 2021 Equity Retention Program to certain selected former Cardtronics employees who became employed by the Company in the Cardtronics Acquisition. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.
(10)Shares available for issuance under the Cardtronics Stock Plan, which we assumed in connection with the Cardtronics Acquisition and transferred from the Cardtronics Plan to our 2017 Stock Plan for future issuance thereunder to employees newly hired by the Company or an affiliate on and after June 21, 2021.
(11)Outstanding awards consist of nonqualified stock options and incentive stock options awarded under the Moon Inc., 2014 Stock Incentive Plan before the Moon Inc. Acquisition, which were converted to Company equity awards of the same type effective January 5, 2022 in connection with such acquisition.
(12)As of March 31, 2025, the outstanding shares available under the 2017 Plan are 19,159,671 shares after accounting for the shares granted in 2025.
Pay Versus Performance Disclosure
The table below presents NEO compensation and Company performance information as required by applicable Securities and Exchange Commission rules, including the Compensation Actually Paid (“CAP”) for our NEOs and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is referred to as our Principal Executive Officer ("PEO") and our other NEOs other than the CEO are referred to as our “Non-PEO NEOs”.

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Fiscal Year	Summary Compensation Table Total for First PEO[1,2]	Summary Compensation Table Total for Second PEO[1,2]	Compensation Actually Paid to First PEO[1,3]	Compensation Actually Paid to Second PEO[1,3]	Average Summary Compensation Table Total for Non-PEO NEOs[1,2]	Average Compensation Actually Paid to Non-PEO NEOs[1,3]	Value of an initial $100 Investment:		Net Income (Millions)[6]	Adjusted EBITDA Millions[7]
							Total Shareholder Return[4]	Peer Group Total Shareholder Return[5]

2024	N/A	$10,030,422	N/A	$9,484,892	$4,347,990	$3,651,538	$64.18	$299.72	$957	$347

2023	$22,632,770	$1,879,422	$34,989,625	$5,810,060	$6,029,503	$6,122,187	$78.41	$219.40	($423)	$337

2022	$12,743,595	N/A	($23,626,321)	N/A	$5,545,639	($5,623,383)	$66.58	$139.00	$59	$324

2021	$14,840,501	N/A	$25,600,030	N/A	$6,428,128	$9,513,796	$114.33	$193.58	$98	$471

2020	$28,325,266	N/A	$48,362,013	N/A	$8,754,275	$13,908,923	$106.85	$143.89	($78)	$896

(1)NEOs included in these columns reflect the following individuals:

Year	First PEO	Second PEO	Non-PEO NEOs

2024	—	David Wilkinson	Brian Webb-Walsh, James G. Kelly, Eric Schoch, Kelli Sterrett, Brendan Tansill

2023	Michael Hayford	David Wilkinson	Owen Sullivan, Tim Oliver, Brian Webb-Walsh, Kelly Moyer, Eric Schoch, Kelli Sterrett, Don Layden

2022	Michael Hayford	—	Owen Sullivan, Tim Oliver, Adrian Button, Don Layden

2021	Michael Hayford	—	Owen Sullivan, Tim Oliver, Adrian Button, Don Layden

2020	Michael Hayford	—	Owen Sullivan, Tim Oliver, Adrian Button, Daniel Campbell, Andre Fernandez

(2)Amounts reflect Summary Compensation Table "Total Pay" for our NEOs for each corresponding year.
(3)Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for 2024 the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2024 (For Second PEO)	Fiscal Year 2024 (Average For Non- PEO NEOs)

Summary Compensation Table Total	$10,030,422	$4,347,990

(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	($8,672,325)	($2,886,466)

Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$7,889,702	$2,343,789

Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$799,539	($152,992)

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Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2024 (For Second PEO)	Fiscal Year 2024 (Average For Non- PEO NEOs)

Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$59,458

(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	($315,503)	($23,748)

(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	($246,942)	($36,493)

Compensation Actually Paid	$9,484,893	$3,651,538

(4)Fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under US GAAP, including the Black-Scholes formula for options granted at the money, and Monte Carlo simulation for premium-priced options and performance share RSUs. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K. The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on or between February 8, 2019 and July 1, 2020 used an expected term between 2.4 years and 5.1 years in 2023, as compared to an expected term between 6.5 years and 7.0 years used to calculate the grant date fair value of such awards, and (ii) the FY20-23 PSU, FY21-24 PSU and FY22-25 PSU awards assumed a payout above target for the calculations in 2023 and 2024 as compared to the grant date fair value calculations which assumed a payout at target.
(5)Total Shareholder Return ("TSR") represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P 500 Information Technology Index for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(7)The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(8)While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in NCR Voyix’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs for the most recently completed fiscal year to Company performance. The amounts shown in this column for Adjusted EBITDA for 2020 and 2021 includes certain costs historically allocated to NCR Atleos or the Digital Banking business. To account for the sale of the Digital Banking business in 2024 and the separation of NCR Atleos and NCR Voyix in 2023, we recast Adjusted EBITDA for 2022 and 2023 to remove costs associated with the discontinued operations. Refer to the "Supplementary Non-GAAP Information" section of this proxy statement for the reconciliation of Adjusted EBITDA, which is a Non-GAAP measure.
Relationship between CAP vs. Cumulative TSR of Company and Performance Measures
Our compensation programs are designed to align payout opportunities for our NEOs with the Company’s long-term performance. A large portion of our NEOs’ realized and realizable pay — the key components of CAP — is dependent upon our stock price performance as well as the achievement of specific corporate and business unit goals. We pay higher compensation when our goals are exceeded and the stock price is higher and lower compensation when our goals are not met and the stock price is lower. Overall, the actual pay to our PEOs and other Non-PEO NEOs and Company performance are aligned over the long-term. Specifically, the Pay versus Performance table above and the CAP v. TSR chart below illustrate the following:
•The CAP is strongly aligned with TSR performance. When our TSR decreased in 2022, CAP for the same year similarly decreased. When our TSR improved in 2023, CAP for that year similarly improved. The increase in CAP for our PEO in 2024 is due to the fact that Mr. Wilkinson did not receive any new equity awards in 2023 but he did in 2024. The 2021 increase in TSR combined with the decrease in pay of our PEO and other Non-PEO NEOs at the time is due to the special off-cycle incentive grants in 2020.

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•We do not necessarily expect Net Income and Adjusted EBITDA to move with TSR every year. This is because ending TSR reflects investors’ assessment of our valuation taking forward-looking factors into account, while income metrics measure performance over a 1-year, backward-looking time frame as business conditions may be changing.
The charts below further illustrate the alignment between CAP to our PEOs, and to the average of Non-PEO NEOs and (i) our TSR and Peer Group TSR performance, (ii) Net income performance, and (iii) Adjusted EBITDA performance for the past five fiscal years.

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The following chart illustrates the relationship between CAP for our PEOs and the average CAP for our Non-PEO NEOs against the Company’s Adjusted EBITDA. Note that to reflect the impact of discontinued operations for our Digital Banking sale and the spin-off of NCR Atleos, 2022 and 2023 Adjusted EBITDA was recast. However, 2020 and 2021 Adjusted EBITDA were not recast and therefore continue to reflect results for the combined entity.

CAP vs. Adjusted EBITDA
$896M
$471M
$596M
$337M
$347M
$48.4M
$13.9M
$25.6M
$9.5M
-$23.6M
-$5.6M
$5.8M
$35.0M
$6.1M
$9.5M
$3.7M
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO (Wilkinson)
Compensation Actually Paid to PEO (Hayford)
Avg. Compensation Actually Paid (Non-PEO NEO)
Adjusted EBITDA

 Most Important Performance Measures for Determining Executive Compensation
Following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis above.
•Adjusted EBITDA
•Recurring Revenue
•rTSR

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CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the “median compensated” employee excluding our Chief Executive Officer (the “Median Compensated Employee”) and the annual total compensation of David Wilkinson, our Chief Executive Officer for fiscal 2024. The 2024 total annual compensation of the Median Compensation Employee was $41,785. Mr. Wilkinson’s 2024 annual total compensation was $10,030,422. The ratio of these amounts was 1:240.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the pay ratio based on his or her annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the Median Compensated Employee for 2024, we used Target Total Cash, which includes salary or base wages, target cash bonus incentives and other cash-based incentive allowances, such as housing, automobile, meal and other types of allowances, as reporting in our payroll data, as of December 31, 2024. For hourly employees, we calculated base wages based on a reasonable estimate of hours worked during 2024 and the relevant employees hourly wage rate as in effect on December 31, 2024. For salaried employees, we calculated salary using the relevant employee’s annual salary level as in effective on December 31, 2024. We annualized Target Total Cash for all permanent employees who did not work for all of 2024.
As of December 31, 2024, NCR Voyix employed approximately 13,407 employees, 4,071 US employees and 9,336 non-US employees. The listing excluded our CEO and all employees in the Philippines (approximately 473 employees), all employees from Brazil (approximately 96 employees), and all employees from Malaysia (approximately 80 employees). The excluded non-US employees in the aggregate represent less than 5% of our total employee population. As permitted under SEC guidance, because our originally identified median employee had certain anomalous pay characteristics, we substituted another employee with substantially identical compensation. The Median Compensated Employee identified from the list is an employee from the United States and we determined the individual’s annual total compensation in accordance with the requirements of the SEC Regulation S-K, Item 402(c)(2)(x).

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Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables
•“2017 Stock Plan” means the Company’s 2017 Stock Incentive Plan, as amended.
•“2024 Executive Severance Plan” means the Company’s 2024 Executive Severance Plan, adopted on March 13, 2024.
•“Adjusted EBITDA” is defined as the Company’s GAAP net income (loss) from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition-related costs, loss (gain) on disposal of businesses, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs net of recoveries, foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), and strategic initiative costs, among others. Separation-related costs include costs incurred as a result of the Spin-Off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The Company uses Adjusted EBITDA to manage and measure the performance of its business segments. The Company also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Refer to the table below in the "Supplementary Non-GAAP Information" section of this proxy statement for the reconciliations of net income (loss) from continuing operations attributable to NCR Voyix (GAAP) to Adjusted EBITDA (non-GAAP).
•“AIP” means the Company’s Annual Incentive Plan established pursuant to the Second Amended and Restated NCR Management Incentive Plan.
•“AIP EBITDA” for purposes of our 2024 AIP equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of material acquisitions and divestitures completed during 2024. Further adjusted as determined in the sole discretion of the Committee.
•“AIP Revenue” for purposes of our 2024 AIP equals the Company’s GAAP revenue, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, adjusted to exclude any material unplanned acquisitions and divestiture activity during 2024. Further adjusted as determined in the sole discretion of the Committee.
•“CD&A” means the "Compensation Discussion and Analysis" section included herein.
•“Committee” means the Compensation and Human Resource Committee of the Company’s Board of Directors.
•“LTI” means long-term incentive.
•“LTI EBITDA” for purposes of our LTIP equals Adjusted EBITDA for the Company (as defined herein), further adjusted to eliminate the impact of foreign currency fluctuations during the performance period, eliminate the impact of mergers and acquisitions and eliminate the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be

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Executive Compensation
recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.
•“LTIP” means the Company’s Long-Term Incentive Plan.
•“LTI Recurring Revenue” for purposes of our LTIP equals recurring revenue for the Company (as defined herein), adjusted to eliminate the impact of foreign currency fluctuations during the performance period, and eliminate the impact of mergers and acquisitions completed during such period. Further adjusted as determined in the sole discretion of the Committee.
•“Named Executive Officers” or “NEOs” means our Named Executive Officers.
•“Recurring Revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.
•“Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue.
•“rTSR” means relative total shareholder return.
•“TSR” means total shareholder return.

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Audit Matters

PROPOSAL 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for 2025

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accounting firm for the fiscal year ending December 31, 2025.	Board Recommendation FOR

Proposal Details
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.
PricewaterhouseCoopers has been the Company’s independent registered public accounting firm since 1993 and is a leader in providing audit services to companies in the high-technology industry. The Audit Committee believes that PricewaterhouseCoopers is well qualified to serve as the Company’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where the Company does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR Voyix at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Pursuant to the Audit Committee's pre-approval policy, the Audit Committee considered whether the provision during 2024 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.
PricewaterhouseCoopers representatives are expected to be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
How Does the Board Recommend that I Vote on this Proposal?
The Board of Directors recommends that you vote FOR this proposal. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment, but may elect to maintain it.
Vote Required for Approval
Under Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve the ratification of the appointment of our independent registered

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Audit Matters
accounting firm. Abstentions and broker “non-votes”, if any, will not be counted as votes cast and will have no effect on the approval of this proposal. As brokers generally have discretionary authority to vote on this proposal if they do not receive voting instructions, we do not expect any broker non-votes. The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the approximate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal years ended December 31, 2024 and December 31, 2023, as well as the approximate worldwide fees for other services rendered by PricewaterhouseCoopers in such years:

Service	2024	2023

Audit Fees(1)	5,608,000	6,747,000

Audit-Related Fees(2)	1,700,000	6,923,000

Subtotal	7,308,000	13,670,000

Tax Fees(3)	320,000	347,000

All Other Fees(4)	2,000	13,000

Subtotal	322,000	360,000

Total Fees	7,630,000	14,030,000

(1)Includes fees required for the integrated audit of the Company’s consolidated financial statements, quarterly reviews of interim financial statements, statutory audits and review of other SEC filings in 2024 and 2023 and the incremental audit effort as a result of the Digital Banking sale in 2024 and the spin-off of NCR Atleos in 2023.
(2)Includes fees related to the audit of the carve-out financial statements of the Digital Banking business in 2024 and of NCR Atleos in 2023, the issuance of a Comfort Letter and review of SEC filings related to the NCR Atleos spin-off in 2023, as well as financial audits of employee benefit plans in 2023.
(3)Generally includes tax compliance, consulting and planning services. In 2024 and 2023, respectively, fees for tax services include:
(a)$315,000 and $205,000 for tax consulting and advisory services; and
(b)$5,000 and $142,300 for tax compliance including the preparation, review and filing of tax returns.
(4)These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.
(5)Includes fees for all other services or offerings performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2024 and 2023, this amount related to licenses to research applications and, in 2023, related to the provision of trainings. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

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Audit Matters
Audit Committee Pre-Approval Policies
The Audit Committee must approve any audit services and any permissible non-audit services provided by its independent public registered accounting firm prior to the commencement of the services and is responsible for the audit fee negotiations associated with the engagement. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the Pre-Approval Policy). The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm.
Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services require specific pre-approval by the Audit Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approval by the Audit Committee is also required for any material changes or additions to the pre-approved services.
The Audit Committee Chair has limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services, including the fees for those services, and the Chair can further delegate such authority to another Audit Committee member. The Chair (or his or her delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. All of the services described above were approved by the Audit Committee in accordance with the foregoing policy.

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Audit Matters
Audit Committee Report
The Audit Committee consists of four directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the Company’s Corporate Governance Guidelines which meet the listing standards of the New York Stock Exchange (NYSE) and the applicable rules of the U.S. Securities and Exchange Commission (SEC). In accordance with NYSE rules, all members are “financially literate.” In addition, the Board of Directors has determined that Mmes. Haugen and Sen and Mr. Larsen are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption Committees of the Board. The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available on the “Investor Relations” section of our website at Company’s website at https://investor.ncrvoyix.com.
In general, the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting. The Audit Committee oversaw the performance of these responsibilities by PricewaterhouseCoopers and management, including the processes by which these responsibilities are fulfilled.
The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the Company’s Chief Audit Executive. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.
In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers the Company’s audited financial statements as of and for the fiscal year ended December 31, 2024. The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has discussed with PricewaterhouseCoopers their independence from the Company and management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
Based on the review and the discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.
Audit Committee
Janet Haugen, Chair
Kirk Larsen, member
Laura Miller, member
Laura Sen, member

72	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table shows information as of March 31, 2025 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of NCR Voyix common stock by: (i) each NEO listed in our "Summary Compensation Table" in the "Executive Compensation Tables" section; (ii) each non-employee director; and (iii) all current directors and executive officers as a group. Unless otherwise indicated, to the Company’s knowledge each person named in the table below has sole voting and investment power over the shares reported. Applicable percentage ownership is based on 138,205,402 shares of the Company’s common stock and 275,685 shares (or 15,918,671 shares of common stock on an as-converted basis) of our Series A Convertible Preferred Stock outstanding as of the Table Date.
None of the persons named in the table below owned, beneficially or of record, any shares of the Company’s Series A Convertible Preferred Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o NCR Voyix Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Table Date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Directors

Catherine L. Burke(2)	52,412	*

Janet Haugen(2)	21,809	*

Irv Henderson(2)	14,185	*

Kirk Larsen(2)	52,412	*

Laura Miller(2)	21,809	*

Kevin Reddy(2)	21,809	*

Laura Sen(2)	29,653	*

Jeffrey Sloan(3)	3,872	*

NEOs

James G. Kelly(4)	115,127	*

Brian Webb-Walsh	28,250	*

Kelli Sterrett	17,917	*

David Wilkinson(5)	558,889	*

Eric Schoch(6)	139,795	*

Brendan Tansill	14,010	*

Current Directors and Executive Officers as a Group (14 persons)(7)	406,403	*

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Security Ownership
*Less than 1%
(1)Represents shares of NCR Voyix common stock held, and options and RSUs held that will become exercisable or vest, respectively, within 60 days of the Table Date. Fractional shares are rounded to the nearest whole number. For Mr. Larsen, includes 35,697 shares deferred under our Director Compensation Program.
(2)Includes 12,413 restricted stock units that will vest within 60 days of the Table Date.
(3)Includes 3,712 restricted stock units that will vest within 60 days of the Table Date.
(4)Includes 32,100 shares of NCR Voyix common stock held by the James G. Kelly Grantor Trust dated January 12, 2012. John Kelly, Mr. Kelly’s son, is the trustee of the James G. Kelly Grantor Trust dated January 12, 2012. Includes 46,900 shares of NCR Voyix common stock held by Maura M. Kelly Family Gift Trust dated September 13, 2011. Mr. Kelly is the trustee of the Maura M. Kelly Family Gift Trust.
(5)Includes shares of NCR Voyix common stock underlying 250,430 stock options that are currently exercisable as well as 4,383 restricted stock unit that will vest within 60 days of the Table Date.
(6)Includes shares of NCR Voyix common stock underlying 62,102 stock options that are currently exercisable.
(7)Includes shares of NCR Voyix common stock underlying 312,532 stock options that are currently exercisable as well as 105,747 restricted stock units that will vest within 60 days of the Table Date.
Other Beneficial Owners of Common Stock
To the Company’s knowledge, and as reported as of the close of business on March 31, 2025 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock. The percentages below assume the amount of issued and outstanding common stock (including Series A preferred stock on an as-converted basis) as of the Table Date set forth above.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	19,855,172	12.9%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	23,013,600	14.9%

Shapiro Capital Management LLC(3) 3060 Peachtree Road, Suite 1555 Atlanta, GA 30305	9,454,527	6.1%

(1)Information is based on the most recently available Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group (“Vanguard”), reporting beneficial ownership of 19,855,172 shares of the Company’s stock as of September 30, 2024. In this filing, Vanguard reported shared voting power of 248,344 of such shares, sole dispositive power with respect to 19,450,457 of such shares, and shared dispositive power with respect to 404,715 of such shares.
(2)Information is based on the most recently available Schedule 13G/A filed with the SEC on November 8, 2024 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 23,013,600 shares of the Company’s stock as of September 30, 2024.
(3)Information is based on the most recently available Schedule 13G filed with the SEC on November 25, 2024 by Shapiro Capital Management LLC ("Shapiro") reporting beneficial ownership of 9,454,527 shares of the Company's common stock as of September 30, 2024. Shapiro reported sole voting power of 8,599,155 of such shares, shared voting power of 855,372 of such shares and sole dispositive power of 9,454,527 of such shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and 10% or greater shareholders, to file with the SEC reports of ownership and changes in ownership of Common Stock of the Company. Based solely on our review of those reports and written representations that no other reports were required to be filed, the Company believes that all Section 16 reports for its directors and executive officers were timely filed during 2024 with the exception of one report on Form 3 which was filed late for Brendan Tansill on February 5, 2024.

74	2025 Proxy Statement

General Information
Cost of Proxy Solicitation
We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. In accordance with SEC and NYSE rules, NCR Voyix will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR Voyix common stock and Series A Convertible Preferred Stock.
Procedures for Nominations Using Proxy Access
Stockholders interested in submitting nominations to the Board of Directors to be included in the Company’s 2026 proxy materials pursuant to the proxy access provisions in Article I, Section 9 of the Company’s current bylaws must follow the procedures found in the Company’s bylaws. Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by NCR Voyix’s Corporate Secretary no earlier than November 23, 2025, nor later than 5:00 p.m. Eastern Time on December 23, 2025.
Procedures for Stockholder Proposals and Nominations for 2026 Annual Meeting Pursuant to SEC Rule 14a-8
Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for the Company’s 2026 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2025 proxy materials, all qualified proposals must be received by the Company’s Corporate Secretary no later than 5:00 p.m. Eastern Time on December 23, 2025.
Procedures for Stockholder Proposals and Nominations for 2026 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19
Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company that was a stockholder of record both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, that is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and that has provided the information required by our bylaws and delivered notice to the Company no earlier than 120 days, which is February 6, 2026, nor later than 5:00 p.m. Eastern Time 90 days, which is March 8, 2026, before the first anniversary of the previous year’s annual meeting. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, which notice must be received by the Company’s Corporate Secretary no later than April 7, 2026, which is 60 calendar days prior to the anniversary of this year’s meeting date.
A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided on "Communications with Directors" section of this proxy statement and online under the “Investor Relations” section of our website at https://investor.ncrvoyix.com.

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General Information
Questions Relating to this Proxy Statement - Information about Our Virtual Annual Meeting
What is the purpose of these proxy materials?
We are making this proxy statement, the notice of 2025 annual meeting and our 2024 annual report available to stockholders beginning on or about April 22, 2025 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Voyix Corporation, a Maryland corporation (“NCR Voyix,” the “Company,” “we” or “us”), of proxies for the 2025 Annual Meeting of Stockholders, and any postponement or adjournment thereof (the “Annual Meeting”), to be held via a live webcast, for the purposes set forth in these proxy materials.
How do I attend and ask questions at the Annual Meeting?
The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder as of the close of business on March 18, 2025, the record date for the Annual Meeting (the “Record Date”), a proxy for a record stockholder or a beneficial owner of shares of either (i) NCR Voyix’s common stock or (ii) NCR Voyix’s Series A Convertible Preferred Stock, in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by registering at www.virtualshareholdermeeting.com/VYX2025 fifteen minutes prior to the meeting, which provides our stockholders with rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. You will need the 16-digit control number found on your proxy card, the Notice, or the voting information form provided by your bank or broker to vote and ask questions during the meeting. The Annual Meeting will convene at 9:30 a.m. Eastern Time, on June 6, 2025.
We recommend that you authorize a proxy to vote your shares as described below so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.
How do I access the proxy materials?
We are providing access to our proxy materials (including this proxy statement, the notice of 2025 annual meeting and our 2024 annual report) over the Internet pursuant to rules adopted by the SEC. Beginning on or about April 22, 2025, we will send Notices of Internet Availability of Proxy Materials (each, a “Notice”) by mail to stockholders entitled to notice of or a vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about April 22, 2025. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and you will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.
Will I receive a printed copy of the proxy materials?
You will not receive a printed copy of the proxy materials unless you specifically request one. Each Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder or the applicable voting instruction form (or forms) if you are a beneficial owner, at no cost to you. In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

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General Information
Can I access the proxy materials on the Internet?
Yes. The Company’s proxy statement and our Annual Report are available free of charge at SEC Filings | NCR Voyix Corporation and www.virtualshareholdermeeting.com/VYX2025. You may also obtain these materials at the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Voyix Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement.
What does it mean if I receive more than one Notice?
We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR Voyix stockholder.
If you have multiple common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received only one Notice with respect to your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR Voyix stockholder and you have received only one Notice:
•you may write us at 864 Spring Street NW, Atlanta, Georgia 30308-1007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you; or
•if you no longer wish to participate in the householding program, please call 1-866-540-7095 to “opt-out” or revoke your consent.
If you have multiple NCR Voyix common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received multiple copies of the Notice with respect to either your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR Voyix stockholder and you have received multiple copies of the Notice, and you wish to participate in the householding program, please call 1-866-540-7095 to “opt-in.”
Please note that if you hold both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock. These notices are separate and will not be combined even if you have opted in or consented to householding. See “What if I hold both common stock and Series A Convertible Preferred Stock” below.
Who is soliciting my vote and who pays the cost of this proxy solicitation?
Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. In accordance with SEC and NYSE rules, NCR Voyix also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR Voyix common stock and Series A Convertible Preferred Stock.
Who will count the vote?
Broadridge Financial Solutions, Inc., an independent third party, will count the votes and act as the inspector of the elections.
Who is entitled to vote at the Annual Meeting?
Record holders of our common stock and/or Series A Convertible Preferred Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.

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General Information
How many votes do I have?
Each record holder of common stock will have one vote for each share of common stock held at the close of business on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 139,305,008 shares of common stock outstanding at the close of business on the Record Date.
Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class. As of the close of business on the Record Date, each share of Series A Convertible Preferred Stock has a conversion rate equal to 57.5601 shares of common stock. As of the close of business on the Record Date, in the aggregate, there were 275,685 shares of Series A Convertible Preferred Stock outstanding, which were convertible into 15,887,586 shares of common stock.
Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?
Each record holder of Series A Convertible Preferred Stock is entitled to vote in his, her or its discretion on all matters described in this proxy statement.
How do I vote my shares?
Your vote is important. Your shares can be voted at the Annual Meeting only if you are present (via attendance at the virtual Annual Meeting) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting webcast, we urge you to authorize a proxy to vote your shares in advance.
If you hold both common stock and Series A Convertible Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately. Please be sure to vote or authorize a proxy to vote for each class of stock separately so that all your votes can be counted. For more information, see “What if I hold both common stock and Series A Convertible Preferred Stock” below.
You can authorize a proxy to vote your shares of common stock or Series A Convertible Preferred Stock electronically by going to www.proxyvote.com, or by calling the toll-free number (for residents of the United States and Canada) listed on the proxy card. Please have your proxy card in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than May 30, 2025.
Your shares of common stock or Series A Convertible Preferred Stock will be voted at the Annual Meeting as directed by your electronic proxy or the instructions on your proxy card if: (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized electronically; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting or provide a later dated proxy. The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so. However, attendance at the Annual Meeting webcast, by itself, will not cause your previously granted proxy to be revoked unless you specifically make that request or vote virtually at the Annual Meeting webcast.
If you properly submit your proxy card, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote. With respect to director elections, should any nominee be unable to serve, the Board may reduce the size of the Board or designate

78	2025 Proxy Statement

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a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee. With respect to any other matter that may be properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons designated as proxies reserve full discretion to vote in accordance with their judgment.
Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone, the Internet or mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold any of your shares in street name, you must obtain a “legal proxy” executed in your favor from your bank, broker or nominee to be able to vote those shares in person via attendance at the virtual Annual Meeting. Obtaining a legal proxy may take several days.
What if I hold both common stock and Series A Convertible Preferred Stock?
Some of our stockholders may hold both common stock and Series A Convertible Preferred Stock. If you are a holder of both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).
You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the proxy card or voting instruction forms. Voting, or authorizing a proxy to vote, only your common stock will not also cause your shares of Series A Convertible Preferred Stock to be voted, and, similarly, voting, or authorizing a proxy to vote, only your Series A Convertible Preferred Stock will not also cause your shares of common stock to be voted.
If you hold both common stock and Series A Convertible Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted.
If I authorized a proxy, can I revoke it and change my vote?
Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:
•authorizing a new proxy on the Internet or by telephone;
•properly executing and delivering another proxy card (dated as of a date later than the date of the original proxy card), which is received no later than 5:00 p.m. Eastern Time on the business day immediately prior to the Annual Meeting;
•voting by ballot at the Annual Meeting (attendance at the Annual Meeting without voting will not revoke a previously authorized proxy); or
•sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 864 Spring Street NW, Atlanta, Georgia 30308-1007 that is received no later than May 30, 2025.
Only the most recent, properly authorized proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.
If shares of NCR Voyix’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.
Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

2025 Proxy Statement	79

General Information
What constitutes a quorum at the Annual Meeting?
The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.
What vote is required to approve each proposal?

Proposal		Vote required for approval(1)	Effect of Abstentions	Effect of Broker Non-Votes(2)(3)

1.	Election of director nominees	Majority of votes cast for and against each nominee	No effect	No effect

2.	Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	No effect	No effect

3.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2025	Majority of votes cast	No effect	No effect

(1)“Majority of votes cast” means the affirmative vote of a majority of all votes cast by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis.
(2)Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the results of the votes in the election of directors, the Say on Pay proposal, and the proposal to ratify the appointment of our independent registered accounting firm.
(3)A broker “non-vote” occurs when a broker returns a properly executed proxy containing at least one routine matter but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not on the election of our directors or on the Say on Pay proposal. As brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm if they do not receive voting instructions, we do not expect any broker non-votes on Proposal #3.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. An email address for support is provided during the registration process and a toll-free support number is provided in the email that registrants receive one hour prior to the meeting.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
No. None of the stockholders of the Company have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.
When will you publish the results of the Annual Meeting?
We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC following the Annual Meeting.

80	2025 Proxy Statement

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Supplementary Non-GAAP Information
While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement the Company also uses certain non-GAAP measures which are described below.
Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition-related costs, loss (gain) on disposal of businesses, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs (net of recoveries), foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), and strategic initiative costs, among others. Separation-related costs include costs incurred as a result of the spin-off. Professional and other fees to effect the spin-off including separation management, organizational design and legal fees have been classified within discontinued operations through the separation date. The special items are considered non-operational or non-recurring in nature, so are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker in evaluating segment performance and are separately delineated to reconcile back to total reported income (loss) from continuing operations attributable to NCR Voyix. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.
The Company determines Normalized Adjusted EBITDA for a given period by further adjusting its Adjusted EBITDA for estimated amounts historically allocated to NCR Atleos that do not meet the definition of amounts related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Normalized Adjusted EBITDA also removes revenue and the costs associated with the transfer or pending transfer of NCR Atleos-related operations in all foreign countries that had not yet occurred by December 31, 2024 from Adjusted EBITDA. In addition, Normalized Adjusted EBITDA adjusts for all divestitures that occurred in prior periods that are not treated as discontinued operations under GAAP. The Company uses Normalized Adjusted EBITDA to estimate the performance of the continuing business following the spin-off. The Company believes that Normalized Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations following the spin-off and allow for more easy comparisons period over period.
The Company determines Non-GAAP Diluted EPS by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs net of recoveries, fraudulent ACH disbursements costs net of recoveries, strategic initiative costs, foreign currency devaluation costs, gains or losses related to the disposal of businesses, and transformation and restructuring activities, from the Company’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, the Company’s management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results.

2025 Proxy Statement	81

General Information

$ In millions	FY 2024	FY 2023

Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	($202)	($729)

Depreciation and amortization (excluding acquisition-related amortization of intangibles)	206	190

Acquisition-related amortization of intangibles	28	41

Interest expense	134	294

Interest income	(9)	(12)

Acquisition-related costs	—	1

Income tax expense (benefit)	4	184

Stock-based compensation expense	40	140

Transformation and restructuring costs	125	28

Separation costs	10	95

Loss (gain) on disposal of businesses	(14)	12

Foreign currency devaluation	15	—

Fraudulent ACH disbursements	(5)	23

Pension mark-to-market adjustments	(12)	7

Cyber ransomware incident recovery costs	(13)	17

Strategic initiatives	48	—

Loss (gain) on debt extinguishment	(8)	46

Adjusted EBITDA (Non-GAAP)	$347	$337

Less: Divestitures(1)	—	(19)

Less: NCR Atleos delayed country transfers	2	(5)

Plus: Estimated costs historically allocated to NCR Atleos	—	71

Plus: Estimated costs historically allocated to Digital Banking	14	23

Normalized Adjusted EBITDA (Non-GAAP)	$363	$407

(1)Divestiture amounts shown in table represent the impact of the non-core payments and Austria-hardware divestitures.

82	2025 Proxy Statement

General Information

FY 2024

Diluted earnings per share from continuing operations (GAAP)(1)	($1.50)

Acquisition-related amortization of intangibles	0.15

Stock-based compensation expense	0.22

Transformation and restructuring costs	0.61

Separation costs	0.05

Loss (gain) on disposal of businesses	(0.07)

Foreign currency devaluation	0.08

Fraudulent ACH disbursements	(0.02)

Pension mark-to-market adjustments	(0.05)

Cyber ransomware incident recovery costs	(0.07)

Strategic initiatives	0.25

Loss (gain) on debt extinguishment	(0.04)

Non-GAAP Diluted EPS(1)	($0.13)

(1)Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

$ In millions except per share data	FY 2024	FY 2024 Non-GAAP

Income (loss) from continuing operations attributable to NCR Voyix common stockholders

Income (loss) from continuing operations (attributable to NCR Voyix)	$(202)	$(21)

Dividends on convertible preferred shares	(15)	—

Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(217)	$(21)

Weighted average outstanding shares

Weighted average diluted shares outstanding	144.7	147.5

Weighted as-if converted preferred shares	—	15.9

Total shares used in diluted earnings per share	144.7	163.4

Diluted earnings per share from continuing operations	$(1.50)	$(0.13)

The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.
The Company also uses certain other terms in this proxy statement, such as AIP EBITDA, AIP Revenue, constant currency, LTI EBITDA, LTI Recurring Revenue and Recurring Revenue as defined in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section.

2025 Proxy Statement	83

NCR VOYIX

NCR VOYIX CORPORATION
864 SPRING ST NW
ATLANTA, GA 30308

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VYX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will begin promptly at 9:30 a.m. Eastern Time on June 6, 2025.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69661-P29569

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NCR VOYIX CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW, AND "FOR" EACH OF PROPOSAL 2 AND 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. James G. Kelly	☐	☐	☐
1b. Catherine L. Burke	☐	☐	☐
1c. Janet Haugen	☐	☐	☐
1d. Irv Henderson	☐	☐	☐
1e. Kirk Larsen	☐	☐	☐
1f. Laura Miller	☐	☐	☐
1g. Kevin Reddy	☐	☐	☐
1h. Laura Sen	☐	☐	☐
1i. Jeffrey Sloan	☐	☐	☐

	For	Against	Abstain
2. To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 as more particularly described in the proxy materials	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V69662-P29569

NCR Voyix Corporation

Stockholders Meeting to be held on
June 6, 2025
For Stockholders as of March 18, 2025

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints James Kelly and Kelli Sterrett, and each hereby is, appointed to serve as proxy, with full power of substitution, to act for the Company and to vote, at the 2025 Annual Meeting and any postponement or adjournment thereof; and that they be named as such in the Company's Proxy Statement; and, further, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies cannot vote these shares unless you sign (on the reverse side) and return this card or otherwise authorize a proxy to vote these shares at the meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE